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                                                                    EXHIBIT 10.4

                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT dated as of April 23, 1996, between Meade Instruments Corp., a California corporation (the "Company"), and Churchill ESOP Capital Partners, A Minnesota Limited Partnership (the "Purchaser").

                                    RECITALS:

         WHEREAS, the Company desires to issue and sell, and the Purchaser desires to purchase, certain of the Company's securities.

         NOW, THEREFORE, in consideration of the Premises and mutual covenants and conditions hereinafter contained, the Company and the Purchaser agree as follows:

1.       DEFINITIONS.

         1.1. Definitions. For all purposes of this Agreement the following terms shall have the meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require) set forth herein or elsewhere in the provisions hereof:

         Adjusted Net Income. Adjusted Net Income shall mean, for any fiscal period, the Company's Net Income for such period, but excluding therefrom to the extent included; (a) non-operating gains (including extraordinary or unusual gains, gains from discontinuance of operations, gains arising from the sale of assets other than Inventory, and other non-recurring gains) during such period; and (b) similar non-operating losses during such period, but only to the extent that any such loss has not caused, or will not cause, any cash expenditure.

         Affiliate. Affiliate shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall include (a) any Person who, in the case of the Company, is a member of the Managing Group, or a director or beneficial holder of at least 10% of any class of the then outstanding capital stock (or other shares of beneficial interest) of the Company (or other specified Person) and Family Members of any such Person, (b) any Person of which the Company (or other specified Person) or an Affiliate (as defined in clause
(a) above) of the Company (or other specified Person) shall, directly or indirectly, either beneficially own at least 10% of any class of the then outstanding capital stock (or other shares of beneficial interest) or constitute at least a 10% equity participant, and (c) in the case of a specified Person who is an individual, Family Members of such Person and any trust created by such Person for his benefit or the benefit of


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his Family Members; provided, however, that the Purchaser shall not be an
Affiliate of the Company for the purposes of this Agreement.

         Balance Sheet Date.  See Section 4.6(a)(i).

         Call Closing Date.  See Section 9.3.

         Call Notice.  See Section 9.3.

         Capital Expenditures. Capital Expenditures shall mean amounts paid or Indebtedness incurred by the Company in connection with the purchase or lease of fixed assets (both tangible and intangible) that is capitalized and shown on the balance sheet of such Person in accordance with Generally Accepted Accounting Principles.

         Capital Transaction. Capital Transaction shall mean the occurrence of any of the following: (a) a merger, consolidation, liquidation, sale of more than 51% of the assets of the Company based on the book value of such assets, in each case in one or a series of related transactions, or other similar corporate action pursuant to which the Company or the holders of Common Stock receive cash, securities or other property; (b) any transaction or series of related transactions pursuant to which a majority of the Common Stock of the Company is sold; or (c) any Public Sale.

         Capitalized Lease. Capitalized Leases shall mean all leases which shall have been or should be, in accordance with Generally Accepted Accounting Principles, recorded as capital leases on the lessee's or obligor's balance sheet.

         CECP Appraiser. See Section 9.5(b).

         CECP Floor Amount. CECP Floor Amount shall mean at least 10% of the Series A Common Stock, on a Fully Diluted Basis; provided, however, that, if the Company cannot pay the Repurchase Price for the Warrant and Warrant Stock in immediately available funds because of a Statutory Restriction and if the members of the Managing Group have failed to exercise their "Right of Repurchase" under the Shareholder Agreement with respect to the Rescinded Put Shares resulting from such Statutory Restriction, then the CECP Floor Amount shall mean the number of Warrant and Warrant Stock held by the Purchaser from time to time.

         CERCLA. See Section 4.19.

         Charter. Charter shall mean the Company's Amended and Restated Articles of Incorporation in the form of Exhibit C-1 attached hereto as from time to time amended or modified including, without limitation, by the Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Preferred Stock in the form of Exhibit C-2 attached hereto (sometimes hereinafter being referred to as the "Certificate of Determination").


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         Closing. See Section 2.4.

         Closing Date. See Section 2.4.

         Code. Code shall mean the Internal Revenue Code of 1986, as amended, any successor statute of similar import, and the rules and regulations thereunder, collectively and as from time to time amended and in effect.

         Commission. Commission shall mean the Securities and Exchange
Commission.

         Common Stock. Common Stock shall mean, collectively, the Series A Common Stock and the Series B Common Stock, each having the rights and privileges set forth in the Company's Charter and in addition, any capital stock or other securities into which or for which Series A Common Stock or Series B Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company.

         Company. Company shall have the meaning provided in the preamble hereto.

         Company Appraiser. See Section 9.5(b).

         Credit Agreement. Credit Agreement shall mean the Fleet Loan Agreement and any Refinancing Agreement in respect thereof entered into by the Company that does not violate Sections 7.10(i) or 7.21(b) of this Agreement.

         Credit Agreement Restrictions. Credit Agreement Restrictions shall mean the restrictions imposed from time to time under the then applicable Credit Agreement upon the Company's ability to redeem the Preferred Stock or to pay the Repurchase Price with respect to the Warrants and the Warrant Stock, so long as such restrictions do not conflict with the provisions of Section 7.21(b).

         Disposal (or Disposed). Disposal (or Disposed) shall have the meaning specified in RCRA and regulations promulgated thereunder as of the date hereof; provided, that to the extent that the laws of a state wherein any Property lies establishes a meaning for "Disposal" (or "Disposed") which is broader than specified in RCRA, such broader meaning shall apply.

         Distribution. Distribution shall mean: (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Company or other specified Person; (b) the purchase, redemption or other retirement of any shares of any class of capital stock of the Company or other specified Person, directly or indirectly or otherwise, including without limitation any repurchase of shares of Common Stock pursuant to the terms of the ESOP; or (c) any other distribution on or in respect of any shares of any class of capital stock of the Company or other specified Person.


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         EBIT. EBIT shall mean, for any fiscal period, the sum of: (a) the
Adjusted Net Income for such period; plus (b) the sum of the following amount deducted therefrom: (i) Interest Expense; plus (ii) income taxes; plus (iii) contributions to the ESOP; plus (iv) the ESOP Qualifying Dividends paid on the Series B Common Stock with respect to such period's Net Income; plus (v) the dividends accrued on the Preferred Stock during such period; plus (vi) any expense item charged against such period's net income arising from the actual, proposed or contractual right to, redemption of the Warrants or the Warrant Stock; plus (vii) if such period is a fiscal year, then the bonuses or other compensation payable to the members of the Managing Group with respect to such fiscal year, other than base salary paid or payable to the Managing Group and benefits generally made available to the Company's employees, but in no event more than the Maximum Incentive Compensation payable with respect to such fiscal year; plus (viii) one-time bonuses aggregating up to $300,000 paid to Brent W. Christensen and Robert Wood described on Schedule 7.15.

         EBITA. EBITA shall mean, for any fiscal period, the sum of: (a) the EBIT for such period; plus (b) the non-cash amortization deducted from the Adjusted Net Income used in the calculation of such EBIT.

         Employer Securities. Employer Securities shall mean the shares of the Company's Series B Common Stock purchased by the ESOP with the proceeds of the ESOP Loan in accordance with the ESOP Purchase Agreement.

         Employment Agreements. Employment Agreements shall mean the Employment Agreements dated as of the date hereof entered into by the Company and John Diebel, Steve Murdock, Ron Ezra and Joseph A. Gordon, Jr., respectively; in each case, as originally executed and as amended, modified, supplemented or restated in accordance with the prior written consent of the Purchaser.

         Enforcement Action. Enforcement Action means any or all of (a) the commencement or prosecution of a lawsuit, action, arbitration, or other proceeding to obtain a money judgment against the Company based upon or arising out of this Agreement or any of the other Financing Agreements, whether sounding in contract or tort, including without limitation, any such lawsuit, action, arbitration, or other proceeding seeking to rescind the purchase of the Securities, (b) the commencement or prosecution of any action or writ to garnish, attach, levy, or otherwise obtain a statutory or judicial lien upon all or any portion of the Company's property or assets or (c) the initiation or commencement of, or participation in the initiation or commencement of, any involuntary bankruptcy or insolvency proceeding against the Company.

         Environmental Laws. See Section 4.19.

         EPA. See Section 4.19.


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         ERISA. ERISA shall mean the federal Employee Retirement Income Security
Act of 1974, as amended, any successor statute of similar import, and the rules and regulations thereunder, collectively and as from time to time amended and in effect.

         ERISA Affiliate. ERISA Affiliate shall mean any Person that is a member of a group of which the Company is a member and which is treated as a single employer with the Company under Section 414 of the Code.

         ESOP. ESOP shall mean the "Meade Instruments Corp. Employee Stock Ownership Plan" established and maintained by the Company as an employee benefit plan, effective March 1, 1996, pursuant to the Meade Instruments Corp. Employee Stock Ownership Plan (the "ESOP Plan Document") and the ESOP Trust Agreement.

         ESOP Loan. ESOP Loan shall mean the loan made by the Company to the ESOP Trustee in order to enable the ESOP Trustee to purchase the Employer Securities in accordance with the ESOP Purchase Agreements.

         ESOP Loan Documents. ESOP Loan Documents shall mean: (a) the ESOP Loan and Pledge Agreement dated as of date hereof between the Company and the ESOP Trustee pursuant to which the ESOP Loan will be made by the Company to the ESOP Trustee; (b) the "Note" (as defined in the ESOP Loan Agreement); and (c) each other instrument or document executed and/or delivered by the ESOP Trustee to the Company to evidence or create any obligation of the ESOP to the Company to repay the ESOP Loan; in each case, as originally executed and as amended, modified or supplemented from time to time.

         ESOP Purchase Agreement(s). ESOP Purchase Agreements shall mean collectively the "Stock Purchase Agreements" dated as of the date hereof among each member of the Managing Group and the ESOP Trustee pursuant to which such members of the Managing Group have agreed to sell, and the Trustee has agreed to purchase 1,500,000 shares of the Company's Series B Common Stock for $7.3333 per share and an aggregate consideration of $10,999,950.

         ESOP Qualifying Dividends. ESOP Qualifying Dividends shall mean, with respect to any period, the preference dividends on the Company's Series B Common Stock permitted by Sections 3.1(a)(i) and (ii) of the Company's Charter that are paid in cash during such period.

         ESOP Transaction. ESOP Transaction shall mean: (a) the Company's establishment of the ESOP in accordance with the terms of the ESOP and the ESOP Trust Agreement; (b) the ESOP Trustee's purchase, and the Managing Group's sale, of the Company's Series B Common Stock in accordance with the terms of the ESOP Purchase Agreements; and (c) the Company's receipt of the "Term Loan" under the Fleet Loan Agreement and the Company's use of such "Term Loan" proceeds to make the ESOP Loan to the ESOP Trustee in accordance with the terms of the ESOP Loan Documents.


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         ESOP Transaction Documents. ESOP Transaction Documents shall mean: (a)
the ESOP Plan Document; (b) the ESOP Trust Agreement; (c) the ESOP Purchase Agreements; and (d) the ESOP Loan Documents; in each case as originally executed and as amended, modified or supplemented from time to time.

         ESOP Trust. ESOP Trust shall mean the trust created by the Meade Instruments Corp. Employee Stock Ownership Trust Agreement, effective March 1, 1996 (the "ESOP Trust Agreement"), between the Company, as grantor, and Wells Fargo Bank, N.A., as trustee (the "ESOP Trustee"), created to hold the assets of the ESOP.

         Events of Non-Compliance. See Section 8.1.

         Exchange Act. Exchange Act shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         Fair Market Value. See Section 9.5(b).

         Family Members. Family Members shall mean, as applied to any individual, any parent, spouse, child, spouse of a child, brother or sister of the individual, and each trust created for the benefit of one or more of such Persons and each custodian of a property of one or more such Persons.

         Financing Agreements. Financing Agreements shall include this Agreement, the Securities, the Shareholder Agreement, the Registration Rights Agreement, the Managing Group Indemnity Agreement, the Charter and any and every other present or future instrument or agreement from time to time entered into between the Company or any member of the Managing Group, on the one hand, and the Purchaser or any other Permitted Transferee of the Securities, on the other hand, which relates to this Agreement or is stated to be a Financing Agreement, as from time to time amended or modified, and all statements, reports or certificates delivered by or on behalf of the Company, or any member of the Managing Group, on the one hand, to the Purchaser or any other Permitted Transferee of the Securities, on the other hand, in connection herewith or therewith.

         Fleet. Fleet shall mean Fleet Capital Corporation, a Connecticut corporation, or any other lender party to a Credit Agreement which is not the Fleet Loan Agreement.

         Fleet Loan Documents. Fleet Loan Documents shall mean: (a) the Loan and Security Agreement dated as of the date hereof (the "Fleet Loan Agreement") between the Company and Fleet; (b) the Secured Promissory Note, dated as of the date hereof (the "Term Note"), issued by the Company to the order of Fleet in the original principal amount of $9,500,000; and (c) each of the other Loan Documents (as that term is defined in the Fleet Loan Agreement or any successor Credit Agreement); in each case, as such agreement or instruments may be modified,


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amended, supplemented, restated, extended, or renewed from time to time in a manner that does not conflict with Section 7.21(b).

         Fully Diluted Basis. Fully diluted basis shall mean giving effect to the exercise or conversion of all then outstanding options, warrants, convertible securities and similar rights, whether or not then exercisable or convertible, without assuming that the proceeds of any such exercise would be used to repurchase any Common Stock.

         Generally Accepted Accounting Principles. Generally Accepted Accounting Principles shall mean accounting principles which are: (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time; and (b) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied.

         Hazardous Substances. See Section 4.19.

         Indebtedness. Indebtedness shall include all obligations, contingent and otherwise, which in accordance with Generally Accepted Accounting Principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto as contingent liabilities, including without limitation, in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise; and (d) obligations to reimburse issuers of any letters of credit.

         Indebtedness for Borrowed Money. Indebtedness for Borrowed Money shall mean: (a) all Indebtedness of the Company for borrowed money, whether current or funded, or secured or unsecured; (b) all Indebtedness of the Company for the deferred purchase price of property or services represented by a note or other security; (c) all Indebtedness of the Company created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all Indebtedness of the Company secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien; (e) all obligations under Capitalized Leases in respect of which the Company is liable as lessee or obligor; (f) any liability of the Company in respect of banker's acceptances or letters of credit; and (g) all


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Indebtedness referred to in clause (a), (b), (c), (d), (e) or (f) above which is directly or indirectly guaranteed by the Company or which the Company has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

         Independent Appraiser. See Section 9.5(b).

         Independent Financial Adviser. Independent Financial Adviser shall mean the independent financial adviser selected by the ESOP Trustee to evaluate that the purchase price being paid by the ESOP Trustee for the Employer Securities does not exceed the fair market value thereof.

         Interest Expense. Interest Expense shall mean, for any fiscal period, the aggregate interest expense (including capitalized interest) of the Company for such period including, without limitation, the interest portion of any payment on any Capitalized Lease; provided, however, that the foregoing shall be adjusted to reflect only the net effect of any interest rate swap, interest hedging transaction, or other similar arrangement entered into by the Company in order to reduce or eliminate variations in its interest expenses.

         Investments. Investments shall mean: (a) any share of capital stock, evidence of Indebtedness or other security issued by any other Person; (b) any loan, advance, or extension of credit to, or contribution to the capital of, any other Person; (c) any purchase of the securities or business or integral part of the business of any other Person (including, without limitation, any purchase of all or any substantial portion of the assets of such Person), or commitment to make such purchase; and (d) any other investment in any other Person; provided, however, that the term "Investment" shall not include: (i) trade and customer accounts and notes receivable for goods sold or services rendered in the ordinary course of business and, except for those acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to the Company, payable in accordance with customary trade terms, and all letters of credit or other instruments securing or evidencing the same; (ii) advances to employees for travel expenses, drawing accounts and similar expenditures made in the ordinary course of business; (iii) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to the Company or as security for any such Indebtedness or claim; or (iv) deposits, prepayments, and other advances made by the Company in the ordinary course of business.

         Knowledge. Knowledge shall mean the present and actual knowledge of any Shareholder or of Brent Christensen.

         Lien. Lien shall mean: (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; or (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement


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(including a Capitalized Lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles, or chattel paper, with or without recourse.

         Major Holder. Major Holder shall mean the holder or holders at the relevant time (excluding the Company) of: (a) in the case of the Preferred Stock, at least 51% of the then issued and outstanding shares of the Preferred Stock, or (b) in the case of the Warrants and Warrant Stock, of at least 51% of the total number of (i) shares of Warrant Stock then issuable upon exercise of the outstanding Warrants and (ii) then outstanding shares of Warrant Stock.

         Majority Holders. Majority Holders shall mean the holder or holders at the relevant time (excluding the Company) of (a) in the case of the Preferred Stock, 51% or more of the issued and outstanding shares of the Preferred Stock, or (b) in the case of the Warrants and Warrant Stock, 51% or more of the sum of the number of shares of (i) Warrant Stock then issuable upon exercise of the outstanding Warrants and (ii) the then outstanding shares of Warrant Stock.

         Managing Group. Managing Group shall mean John Diebel, Steve Murdock, Ron Ezra and Joseph A. Gordon, Jr.

         Managing Group Indemnity Agreement. Managing Group Indemnity Agreement shall mean that certain Indemnity Agreement dated as of the date hereof, made by each member of the Managing Group and certain of their Affiliates in favor of the Purchaser, as originally executed and as amended, modified, supplemented or restated from time to time.

         Managing Group Stock Sale. Managing Group Stock Sale shall mean: (a) the Company's redemption (the "Meade Redemption") of 71,361 shares of the Company's Series A Common Stock owned by the Managing Group immediately prior to the consummation of the Transactions for an aggregate consideration of $250,000 in accordance with the terms of that certain Meade Redemption Agreement dated as of the date hereof (the "Meade Redemption Agreement") among the Company and the members of the Managing Group; and (b) the ESOP Trustee's purchase of 1,500,000 shares of the Company's Series B Common Stock owned by the Managing Group in order to consummate the ESOP Transaction.

         Material Adverse Effect. Material Adverse Effect shall mean a material adverse effect on the business, assets or financial condition of the Company taken as a whole.

         Maximum Incentive Compensation. Maximum Incentive Compensation shall mean, for any fiscal year, an amount equal to 40% of the difference (but not less than $0.00 (zero)) between the Company's: (i) actual EBIT for such fiscal year; and (ii) the Target EBIT for such fiscal year.

         Negotiation Period. See Section 9.5(b).


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         Net Income. Net Income, shall mean, for any fiscal period, the after-tax net income of the Company for such period determined in accordance with Generally Accepted Accounting Principles.

         Net Proceeds. Net Proceeds shall mean, with respect to any sale, transfer or other disposition of any assets of the Company or its Subsidiaries (other than sales of inventory in the ordinary course of business), the cash proceeds received by the Company or any of its Subsidiaries from such transaction less the sum of: (a) the costs incurred in connection with such transaction in the ordinary course of business; and (b) the amount of any liabilities which are required to be paid in connection with such transaction.

         PBGC. PBGC shall mean the Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Permitted Indebtedness. See Section 7.10.

         Permitted Liens. See Section 7.11.

         Permitted Stock Issues. Permitted Stock Issues shall mean: (a) the issuance of shares of Series A Common Stock in consideration of the payment of the fair market value thereof on the date of issuance as determined in good faith by the Company's board of directors; (b) the issuance of options (the "Permitted Employee Stock Options") to key employees (other than members of the Managing Group (excluding Joseph A. Gordon, Jr.) or any of their respective Affiliates) permitting the acquisition of shares of Series A Common Stock, on an aggregate basis for all such key employees, of up to 10% of the Company's Common Stock, on a Fully Diluted Basis, where the exercise price is not less than 85% of the fair market value of the Company's Series A Common Stock on the date of the grant of the relevant option as determined in good faith by the Company's board of directors and the issuance of the applicable shares of the Company's Series A Common Stock upon the exercise of such options; and (c) the issuance of any preferred stock or convertible or exchangeable preferred stock which is junior to the liquidation, dividend, redemption, and distribution rights of the Preferred Stock in consideration of the payment of the fair market value thereof on the date of issuance as determined in good faith by the Company's board of directors and the issuance of the applicable shares of the Company's Series A Common Stock upon the conversion or exchange of any such convertible or exchangeable preferred stock; it being understood and agreed that any right of the holders of such preferred stock to elect any member of the Company's board of directors shall be subject to the Purchaser's rights to elect a majority of the Company's board of directors upon the occurrence of a Specified Event of Non-Compliance.

         Permitted Transferee. Permitted Transferee shall mean any Affiliate of any holder of Securities, any commercial bank, insurance company or other financial institution or Affiliate thereof, any reputable corporate or institutional investor, or any other Person reasonably acceptable to the Company.


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         Person. Person shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

         Plan. Plan shall mean an employee benefit plan or other plan, maintained for employees of the Company or of any ERISA Affiliate, and subject to Title IV of ERISA or Section 412 of the Code.

         Post-Closing Year. Post-Closing Year shall mean each of the annual periods commencing on the Closing Date (or its anniversary date in any subsequent year) and ending on the day preceding the anniversary date of the Closing Date in the immediately following calendar year.

         Preferred Stock. See Section 2.1.

         Preferred Stock Early Redemption Date. See Section 7.24.

         Preferred Stock Redemption Date. Preferred Stock Redemption Date shall mean, as the context may require: (a) the Preferred Stock Early Redemption Date; or (b) the Preferred Stock Stated Redemption Date.

         Preferred Stock Stated Redemption Date. Preferred Stock Stated Redemption Date shall mean April 1, 2001.

         Preferred Stock Redemption Price. Preferred Stock Redemption Price shall mean, at any date of determination, the sum of: (a) the "Liquidation Value" (as defined in Section 3.2(a) of the Certificate of Determination) at such date; plus (b) all accrued, but unpaid, dividends through and including such date; plus (c) if the redemption is being made on a Preferred Stock Early Redemption Date, then the Preferred Stock Early Redemption Premium required by
Section 7.24.

         Projections. See Section 4.6(a)(iii).

         Property. Property means the properties owned, leased or operated by the Company.

         Public Sale. Public Sale shall mean any sale of Common Stock to the public pursuant to a public offering registered under the Securities Act or to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act or any other public offering not required to be registered under the Securities Act.

         Purchase Price. See Section 2.3.

         Purchased Securities. See Section 2.3.


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         Purchaser's Representative. Purchaser's Representative shall mean either: (a) the Company's director designated by the Purchaser; or (b) if the Purchaser does not exercise its right to designate a director, the Person authorized by the Purchaser to attend the meetings of the Company's board of directors meetings as the Purchaser's observer; provided, however, that the Purchaser's rights to have a Purchaser's Representative on or to the Company's board of directors shall terminate when: (a) the Preferred Stock is no longer outstanding; and (b) either: (i) the Purchaser ceases to own Warrants or Warrant Stock aggregating at least 10% of the Series A Common Stock of the Company, on a Fully Diluted Basis; or (ii) the Company consummates, or has previously consummated, a Qualified Public Sale.

         Put Closing Date. See Section 9.2.

         Put Notice. See Section 9.1.

         Qualified Public Sale. Qualified Public Sale shall mean a Public Sale of the Company's Series A Common Stock to the public pursuant to an underwritten public offering registered under the Securities Act for an aggregate consideration of at least $15,000,000.00.

         RCRA. See Section 4.19.

         Refinancing Agreements. Refinancing Agreements means an agreement or agreements entered into by the Company pursuant to which the Company incurs Refinancing Indebtedness, as such agreement or agreements may be amended, modified, supplemented, restated, extended, or renewed from time to time; provided, however, that if such Indebtedness is: (a) evidenced by the Credit Agreement (or a Refinancing Agreement in respect thereof), no such refinancing shall be made on terms and conditions that would be prohibited by Section 7.21(b), if the Indebtedness refinanced thereby was not being refinanced but was being modified or amended; or (b) not evidenced by the Credit Agreement (or a Refinancing Agreement in respect thereof), no such refinancing shall be made on terms and conditions that would be prohibited by Section 7.21(a), if the Indebtedness refinanced thereby was not being refinanced but was being modified or amended.

         Refinancing Indebtedness. Refinancing Indebtedness means Indebtedness of the Company incurred pursuant to any Refinancing Agreement the proceeds of which are applied to refinance all or a portion of the Indebtedness at the time outstanding and permitted under Section 7.10. With respect to any refinancing of Indebtedness under the Credit Agreement, Refinancing Indebtedness also may include any additional Indebtedness permitted under Section 7.10.

         Registration Rights Agreement. Registration Rights Agreement shall mean the Registration Rights Agreement dated as of the date hereof among the Company and the Purchaser, in the form of Exhibit E hereto, as originally executed and as amended, modified, supplemented or restated from time to time.

         Related Agreements. Related Agreements shall mean, collectively the Employment Agreements, the ESOP Transaction Documents and the Fleet Loan Documents (and any Refinancing Agreements therefor).

         Release. Release shall have the meaning specified in CERCLA and regulations promulgated thereunder as of the date hereof; provided, that to the extent that the laws of a state wherein any Property lies establishes a meaning for "Release" which is broader than specified in CERCLA, such broader meaning shall apply.

         Repurchase Price. See Section 9.5(a).

         Rescinded Put Shares. See Section 9.4.

         Rescission Notice. See Section 9.4.

         Restricted Payment. Restricted Payment shall mean any payment (whether in cash, securities or other property) to or for the benefit of any Affiliate of the Company in respect of any Indebtedness owed by or other obligation of the Company to such Affiliate.

         SARA. See Section 4.19.

         Securities. Securities shall mean the Preferred Stock, the Warrants and the shares of Warrant Stock.

         Securities Act. Securities Act shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         Series A Common Stock. See Section 4.4(a)(i).

         Series B Common Stock. See Section 4.4(a)(ii).

         Shareholder Agreement. Shareholder Agreement shall mean the Shareholder Agreement dated as of the date hereof among the Company, the Management Group and the Purchaser, in the form of Exhibit D hereto, as originally executed and as amended, modified, supplemented or restated from time to time in accordance with the provisions of Section 17 hereof.

         Shares. See Section 2.1.

         Specified Event of Non-Compliance. Specified Event of Non-Compliance shall mean the occurrence of any Event of Non-Compliance under Section 8.1(a),
(b), (c), (g), or (h) prior to the redemption of the Preferred Stock in full.

         Statutory Restriction. Statutory Restriction shall mean the restrictions imposed on the Company's right to make distributions to its shareholder under applicable provision of the California Corporations Code or any other state's laws then governing the Company's organization, in each case as from time to time amended and in effect.

         Subsidiary. Subsidiary shall mean any Person of which the Company or other specified Person now or hereafter shall at the time own directly or indirectly through a Subsidiary at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally.

         Target EBIT. Target EBIT shall mean, for each fiscal year, the amount shown in the table below for such fiscal year:

                          Fiscal Year  Target EBIT
                          -----------  -----------
                             1997      $ 5,380,000
                             1998      $ 6,860,000
                             1999      $ 8,370,000
                             2000      $ 9,620,000
                             2001      $10,630,000.

         Transactions. Transactions shall mean: (a) the Managing Group Stock Sale; (b) the ESOP Transaction; (d) the Company's sale, and the Purchaser's purchase, of the Securities in accordance with this Agreement and the other Financing Agreements; and (d) the disbursement of the proceeds of the initial revolving credit loan and the term loan by Fleet pursuant to the Fleet Loan Agreement.

         Transaction Costs. See Section 4.24.

         Transfer Notice. See Section 13.2.

         Unmatured Event of Non-Compliance. Unmatured Event of Non-Compliance shall mean an event or condition which with the passage of time or giving of notice, or both, would become an Event of Non-Compliance.

         Unrepurchased Securities. See Section 9.4.

         Warrant(s). Warrants shall mean the Series A Common Stock Warrant of the Company issued to the Purchaser pursuant to Section 2.2 hereof and any other Warrants transferred to any other Permitted Transferee pursuant to Section 13 hereof.

         Warrant Stock. Warrant Stock shall mean Common Stock previously issued or, at the time of determination, issuable upon exercise of the Warrants in accordance with their terms and any capital stock or other securities into which or for which such Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company and any shares of capital stock issued with respect to the foregoing pursuant to a stock split or stock dividend.

         1.2. Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and the accounting determinations of compliance with the EBITA covenant set forth in Section 7.26 hereof) shall be made in accordance with Generally Accepted Accounting Principles consistently applied.

         1.3. Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated, the word "from" means "from and including" and the words "to" or "until" each means "to but excluding."

         1.4. Other Definitional Provisions. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and like references are to this Agreement unless otherwise expressly provided.

2.       SALE AND PURCHASE OF PURCHASED SECURITIES.

         2.1. Authorization of the Preferred Stock. The Company has, or before the Closing will have, authorized the sale and issuance of 1,000 shares (the "Shares") of its Series A Preferred Stock, no par value (the "Preferred Stock"), having the rights, restrictions, privileges and preferences as set forth in the Certificate of Determination.

         2.2 Issuance of Securities. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to the Purchaser and, and the Purchaser agrees to purchase from the Company, the Securities listed below:

         (a) the Shares; and

         (b) the Series A Common Stock Purchase Warrant No. W-1 for the purchase of 1,000,000 shares of Series A Common Stock in the form of Exhibit A hereto.

         2.3. Purchase Price. The aggregate purchase price for the Securities purchased pursuant to Section 2.2 (the "Purchased Securities") is $6,000,000 (the "Purchase Price"). The parties hereto agree that the entire Purchase Price shall be allocated to the Shares, and will be reported as such by both parties for federal, state and local tax purposes.

         2.4. Closing. The closing of the purchase and sale of the Purchased Securities (the "Closing") will take place at the offices of O'Melveny & Myers, 610 Newport Center Drive, Suite 1700, Newport Beach, CA 92660, at 10:00 a.m. on April 23, 1996, or at such other time, date and place as the parties hereto may agree upon (the "Closing Date"). At the Closing, the Company will deliver to the Purchaser the Purchased Securities against payment by the Purchaser of the Purchase Price in immediately available funds. Each of the Purchased Securities will be issued to the Purchaser or any nominee specified by the Purchaser on or before the Closing Date and registered in the Purchaser's name or the name of such specified nominee in the records of the Company.

         2.5. Use of Proceeds. The proceeds from the sale of the Purchased Securities hereunder will be used solely to partially fund the ESOP Loan and to partially recapitalize the Company (including the Managing Group Stock Sale) in connection with the consummation of the Transactions. The Company agrees that it will not use any part of the proceeds from the sale of the Purchased Securities to purchase or carry any "margin security" or "margin stock", as such terms are defined in any regulation, rule or interpretation of the Board of Governors of the Federal Reserve System.

3.       CERTAIN RELATED AGREEMENTS.

         3.1. Registration Rights Agreement. The Company shall afford the holders of the Shares and the Warrants registration rights in accordance with the terms and conditions of the Registration Rights Agreement.

         3.2 Shareholder Agreement. The Company and the members of the Managing Group shall afford the holders of the Shares and the Warrants the rights, privileges and benefits provided in the Shareholder Agreement.

4.  REPRESENTATIONS AND WARRANTIES.

         In order to induce the Purchaser to enter into this Agreement and to purchase the Purchased Securities, the Company hereby represents and warrants that, both before and immediately after giving effect to the Closing and the consummation of the Transactions:

         4.1. Organization and Good Standing. The Company is duly organized and existing in good standing in its jurisdiction of incorporation and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary and where failure to qualify either individually or in the aggregate would have a Material Adverse Effect. The Company has the corporate power to own its properties and to carry on its business as now conducted.

         4.2. Authorization; Approvals. The execution, delivery and performance by the Company of this Agreement and each Related Agreement to which the Company is a party, and the issuance and sale by the Company of the Securities hereunder, (a) are within the Company's corporate power and authority, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach of any provision of the Charter or bylaws of the Company or any law, regulation, order, judgment, writ, injunction, material license, permit, agreement or instrument binding on, or applicable to the Company or any of its property, (d) do not require any consent, approval or filing pursuant to, the Charter or bylaws of the Company or any law, regulation, order, judgment, writ, injunction, material license, permit, agreement or instrument binding on, or applicable to the Company or any of its property, other than approval of the shareholders and directors of the Company which will be obtained on or prior to the Closing Date and (e) except for Liens created by the Fleet Loan Documents, do not result in the creation of any Lien upon any of the property of the Company.

         4.3. Enforceability. The execution and delivery by the Company of this Agreement and each Related Agreement to which the Company is a party, and the issuance and sale by the Company of the Securities hereunder, will result in legally binding obligations of the Company enforceable against the Company in accordance with the respective terms and provisions hereof and thereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights, (b) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought and (c) the enforceability of the indemnities and contribution provisions contained in the Registration Rights Agreement may be limited under federal securities laws.

         4.4. Capitalization.

              (a) Capital Stock. At Closing, the authorized capital stock of the Company consists solely of: (i) one class of Common Stock consisting of: (A) 15,000,000 shares of Series A Common Stock, no par value (the "Series A Common Stock"); (B) 5,000,000 shares of Series B Common Stock, no par value (the "Series B Common Stock"); and (ii) 1,000,000 shares of Preferred Stock. On the Closing Date, after giving effect to the Transactions, the Company will have no outstanding capital stock other than 3,500,000 shares of Series A Common Stock, on a Fully Diluted Basis, 1,500,000 shares of Series B Common Stock and 1,000 shares of Preferred Stock, all of which will be owned as set forth in Schedule 4.4(a) hereto and will be duly authorized, validly issued, fully paid and nonassessable.

              (b) Options, Etc. Except for the Warrants and the Series B
         Common Stock, the Company has no outstanding rights (either pre-emptive or other) or options to subscribe for or purchase from the Company and no warrants or other agreements providing for or requiring the issuance by the Company of, any capital stock or any securities convertible into or exchangeable for its capital stock.

              (c) Reservation, Etc. Sufficient shares of authorized but unissued Series A Common Stock have been reserved by appropriate corporate action in connection with the prospective exercise of the Warrants assuming for such purposes the exercise of the

         Warrants on the date hereof. The issuance of the Warrants or the shares of Warrant Stock (i) will not require any further corporate action by the stockholders or directors of the Company, (ii) will not be subject to pre-emptive rights in any present or future stockholder of the Company under the Company's Charter as currently in effect, any current agreements or existing law and (iii) will not conflict with any provision of any agreement as currently in effect to which the Company is a party or by which it is bound. All shares of Warrant Stock, when issued upon exercise of the Warrants in accordance with their terms or upon such conversion, will be duly authorized, validly issued, fully paid and non-assessable.

              (d) Registration. No class of any security of the Company has been or is required to be registered with the Commission pursuant to
         Section 12 of the Exchange Act.

         4.5. Subsidiaries. Except as otherwise set forth on Schedule 4.5 hereto, the Company does not have any Subsidiary and does not own or hold of record and/or beneficially any shares of any class of the capital of any corporations or any legal and/or beneficial interests in any partnership, business trust or joint venture or in any other unincorporated trade or business enterprise.

         4.6. Reports and Financial Statements.

              (a) The Purchaser has heretofore been furnished with complete and correct copies of the following:

                           (i) the audited balance sheet of the Company as at
                  February 28, 1995 (the "Balance Sheet Date") and the related statements of income and retained earnings and cash flows for the fiscal year then ended, and the unaudited balance sheet of the Company, as at February 29, 1996, and the related statements of income and cash flows for the twelve-month period then ended;

                           (ii) the pro forma balance sheet of the Company as at
                  February 29, 1996, taking into account the Transactions as of such date, such balance sheet being attached hereto as
                  Schedule 4.6(a)(ii); and

                           (iii) the projections of the Company's future
                  performance for each of the five fiscal years following February 29, 1996, including income, balance sheets, and cash flows, dated as of April 23, 1996 and attached hereto as
                  Schedule 4.6(a)(iii) (the "Projections"); provided, however that the Company may deliver such Projections in two installments with the first installment consisting of Projections for the first three years of the required five year period being required to be delivered on or prior to the Closing Date and the second installment consisting of Projections for the remaining two years of such five-year period being required to be delivered within 60 days after the Closing Date; in each case, such Projections shall comply with subsection (d) below.

                  (b) Subject in the case of unaudited financial statements to
         (i) the absence of footnote disclosures, cash flow financial statements and other presentation items and (ii) changes resulting from year-end adjustments consistent with year-end adjustments made in connection with the audits of the Company's financial statements for the fiscal year ended February 28, 1995, each of the financial statements delivered under Section 4.6(a)(i) hereof was prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with prior periods except as otherwise stated therein; each of the balance sheets included in such financial statements fairly presents the financial position of the Company as at the close of business on the date thereof; and each of the statements of income included in such financial statements fairly presents in all material respects the results of operations of the Company for the fiscal period then ended.

                  (c) The pro forma balance sheet of the Company referred to in
         Section 4.6(a)(ii) has been prepared by the Company and fairly presents the pro forma financial position in all material respects of the Company as of the Closing Date after taking into consideration the effect of the Transactions. The Company has no Knowledge of any material fact inconsistent with the assumptions used in the preparation thereof, each of which material assumptions has been set forth therein. Immediately after giving effect to the Transactions, the Company will not have any material liabilities, contingent or otherwise, which are not referred to in such balance sheet or in the notes thereto or pertaining to or arising from the agreements described or identified in the Schedules hereto except for obligations and liabilities incurred in the ordinary course of business subsequent to February 29, 1996.

                  (d) All material assumptions used in the preparation of the Projections are attached thereto. The Projections were prepared in good faith, there is a reasonable basis for such Projections, and such Projections represent the Company's good faith estimate of its future performance.

         4.7. Material Adverse Change. There has been no material adverse change in the business, assets, or financial condition of the Company since the Balance Sheet Date whether or not covered by insurance or arising from transactions in the ordinary course of business.

         4.8. Indebtedness and Liens. The Company does not have any Indebtedness other than Permitted Indebtedness or Liens upon any of its properties other than Permitted Liens.

         4.9. Related Agreements. The Company has heretofore or simultaneously herewith furnished the Purchaser with complete and correct copies of all of the Related Agreements. This Agreement and the Related Agreements are the only material agreements relating to the

Transactions. The Company is not in default on any of its obligations under this Agreement or any Related Agreement to which it is a party and, to the best Knowledge of the Company, no other party to any Related Agreement is in material default thereunder.

         4.10. Licenses, Etc. The Company has all of the material franchises, patents, patent applications, patent licenses, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, permits, authorizations and other rights as are necessary for the conduct of its business as currently conducted. All of the foregoing are in full force and effect, and the Company is in compliance with the foregoing without any known conflict with the valid rights of others which would have a Material Adverse Effect.

         4.11. INTENTIONALLY OMITTED.

         4.12. Title to Assets; Leases. Except as disclosed on Schedule 4.12 hereto, the Company owns all of the assets reflected in the pro forma balance sheet of the Company as at the Closing Date, subject to no Liens other than Permitted Liens. Except as disclosed on Schedule 4.12 hereto, the Company enjoys peaceful and undisturbed possession, and is in compliance with the material terms, of all leases of real property on which facilities operated by it are situated and of all leases of personal property, and to the Company's Knowledge, all such leases are valid and in full force and effect.

         4.13. Litigation. There is no litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator pending or, to the Knowledge of the Company, threatened which, individually or in the aggregate, is reasonably likely to result in any final judgment or liability which, after giving effect to any applicable insurance, would have a Material Adverse Effect or which, to the Company's Knowledge, seeks to enjoin the consummation of the Transactions, or which questions the validity of, any of the Transactions, except for the matters set forth on Schedule 4.13 hereto, all of which are fully covered by insurance except to the extent otherwise disclosed therein. Except as disclosed on
Schedule 4.13, no judgment, decree or order of any court, board or other governmental or administrative agency or arbitrator has been issued against or binds the Company or its assets which has or may have a Material Adverse Effect.

         4.14. Tax Returns. Except as disclosed on Schedule 4.14 hereto, the Company has filed all tax returns and reports which are required to be filed with any foreign, federal, state or local governmental authority or agency and has paid, or made adequate provision for the payment of, all assessments received and all taxes reflected in such returns which have or may become due under applicable foreign, federal, state or local governmental law or regulations with respect to the periods in respect of which such returns and reports were filed (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with Generally Accepted Accounting Principles have been provided on the books of the Company). The sum of the charges, accruals and reserves on the books of the Company in respect of taxes and other governmental charges are adequate to pay and discharge all such taxes. Except as set forth on Schedule 4.14 hereto, the Company knows of no additional assessments since the date of such returns and reports, and, there will be no additional assessments for which adequate reserves appearing on the balance sheet referred to in Section 4.6(a)(ii) have not been established. The Company has made adequate provision for all accrued and unpaid taxes.

         4.15. Events of Non-Compliance. No Unmatured Event of Non-Compliance or Event of Non-Compliance exists on the date hereof. The Company is not in default under any provisions of its Charter or by-laws or under any provision of any franchise, contract, agreement, lease or other instrument to which it is a party or by which it or its property is bound (other than a Financing Agreement or a Related Agreement) or in violation of any law, judgment, decree or governmental order, rule or regulation that would have a Material Adverse Effect.

         4.16. Burdensome Obligations. The Company is not a party to or bound by any agreement, deed, lease or other instrument which is reasonably believed by the Company to be so unusual or burdensome as to materially and adversely affect or impair the business, assets or financial condition of the Company.

         4.17 ERISA. No employee benefit plan established or maintained by the Company or to which the Company has made contributions, which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such plan heretofore ended. No liability to the PBGC (other than required insurance premiums, all of which heretofore due have been paid) has been incurred with respect to any such plan and there has not been any reportable event within the meaning of ERISA and the regulations promulgated thereunder, or any other event or condition, which presents a material risk of termination of any such plan by the PBGC. Neither any such plan nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject any such plan, trust, trustee or administrator or the Company to any material tax or material penalty on prohibited transactions imposed under said Section 4975 of ERISA. No material liability has been incurred with respect to any multi-employer plan, within the meaning of Section 4001(a)(3) of ERISA, as a result of the complete or partial withdrawal by the Company from such a multi-employer plan under Section 4201 or 4204 of ERISA; nor has the Company been notified by any such multi-employer plan that such multi-employer plan is in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such multi-employer plan intends to terminate or has been terminated under Section 4041A of ERISA.

         4.18. Governmental Regulations. The Company is not a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is the Company a

"registered investment company", or an "affiliated person" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

         4.19. Safety, Zoning and Environmental Compliance. Neither the plants, offices or properties in or on which the Company carries on its business or the activities carried on therein are in material violation of any zoning, health or safety law or regulation including, without limitation, the Occupational Safety and Health Act of 1970, as amended. Except as set forth on Schedule 4.19 hereto:

              (a) Neither of the Company or any operator of any real property presently or formerly owned, leased or operated by the Company is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Solid Wastes Disposal Act, as amended, the Federal Clean Air Act, as amended, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws") which violation, or alleged violation, is reasonably believed to have a Material Adverse Effect;

              (b) The Company has not received notice from any third party including without limitation any federal, state or local governmental authority, (i) that the Company or any predecessor in interest has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B
         (1986); (ii) that any "hazardous waste" as defined by 42 U.S.C.
         Section 6903(5), any "hazardous substances" as defined by 42 U.S.C.
         Section 9601(14), any "pollutant or contaminant" as defined by 42 U.S.C. Section 9601(33) or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or Disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Company or any predecessor in interest conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that any of them is or shall be a named party to any claim, action, cause of action, complaint or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the Release of Hazardous Substances;

              (c)(i) No portion of any real property presently or formerly owned, leased or operated by the Company has been used for the handling, manufacturing, processing, storage or Disposal of Hazardous Substances in material violation of any Environmental Law; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Company or operators of any real property presently or formerly owned, leased or operated by the Company, no Hazardous Substances have been generated or are being used on such properties; (iii) there have been no Releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened Releases of Hazardous Substances on, upon, into or from any real property presently or formerly owned, leased or operated by the Company in material violation of any Environmental Law; (iv) to the Knowledge of the Company, there have been no Releases of Hazardous Substances on, upon, from or into any real property in the vicinity of any real property presently or formerly owned, leased or operated by the Company which, through soil or groundwater contamination, may have come to be located on any of the properties of the Company; and (v) in addition, any Hazardous Substances that have been generated on any real property presently or formerly owned, leased or operated by the Company have been transported offsite only by carriers having an identification number issued by the EPA, treated or Disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best knowledge of the Company, operating in compliance with such permits and applicable Environmental Laws; and

               (d) No real property presently or formerly owned, leased or operated by the Company is or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

         4.20. Intentionally Omitted.

         4.21. Disclosure. No representation or warranty of the Company to the Purchaser contained in this Agreement or any other document, certificate, or written statement furnished to the Purchaser by the Company for use in connection with the transactions contemplated by this Agreement contains an untrue statement of a material fact or omits to state a material fact (to the Company's Knowledge, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

         4.22. Withholding, Union Contracts, Labor Relations.

               (a) The Company has withheld all amounts required by law or agreement to be withheld by it from the wages, salaries and other payments to its employees and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

               (b) The Company is not a party to any written employment agreement, written arrangement or written understanding with any of its officers or employees, other than as set forth on Schedule 4.22 hereto. The Company has never been subject to a collective bargaining agreement covering any of the employees of the Company. Except as disclosed in
         Schedule 4.13, there are no pending, or, to the Knowledge of the Company, threatened or anticipated (i) employment discrimination charges or complaints against or involving the Company before any federal, state, or local board, department, commission or agency, (ii) unfair labor practice charges or complaints, disputes or grievances affecting the Company, (iii) union representation petitions respecting the employees of the Company, (iv) efforts being made to organize any of the employees of the Company or (v) strikes, slow downs, work stoppages, or lockouts or threats thereof affecting the Company.

         4.23. Potential Conflicts of Interest. Except as set forth on Schedule
4.23 hereto, no Affiliate of the Company: (a) owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person which is a competitor, lessor, lessee, customer or supplier of the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which the Company is using or the use of which is necessary for the business of the Company; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business, including, without limitation, claims for accrued vacation pay, accrued benefits under employee benefit plans and similar matters and agreements.

         4.24. Transaction Costs. Except as set forth on Schedule 4.24 hereto, there are no Transaction Costs, as defined below, that will be payable by the Company with respect to the Transactions. The term "Transaction Costs" shall mean all of the costs, fees and expenses incurred by the Company in connection with the Transactions, as set forth in Schedule 4.24, including without limitation, broker's, finder's or placement fees or commissions, attorneys' fees and fees of other professionals; provided, however, that with respect to any such Transaction Costs not available on the Closing Date, then Schedule 4.24 may contain the Company's estimate thereof identified as an estimate.

         4.25. ESOP Qualification. The ESOP qualifies as an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code and qualifies under Section 401(a) of the Code, and the ESOP Trust is exempt under
Section 501(a) of the Code.

         4.26. ESOP Loan. The ESOP Loan is an "exempt loan" within the meaning of Treas. Reg. Section 54-4975-7(b). The transactions contemplated by this Agreement and the Related Agreements including, without limitation, the Company's making of the ESOP Loan to the ESOP Trustee, and the ESOP Trustee's purchase and retention of the Employer Securities are not "prohibited transactions" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

         4.27. ESOP Trustee; Independent Financial Adviser; etc. Both the ESOP Trustee and the Independent Financial Adviser are independent of the Company and its Affiliates as defined in Prop. DOL Reg. Section 2510.3-18(b)(3)(iii).

         4.28. 1996 Fiscal Year Financial Performance. The Company's: (a) net revenues for its fiscal year ending February 29, 1996 are not less than $29,000,000; and (b) EBIT for such fiscal year is not less than $3,700,000.

         4.29 Trade Relations. There exists no actual or, to the Knowledge of the Company, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between the Company and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of the Company, or with any material supplier, and, to the Knowledge of the Company, there exists no present condition or state of facts or circumstances that reasonably could be expected to materially adversely affect the Company or prevent the Company from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

5.  INVESTMENT REPRESENTATION.

         In order to induce the Company to enter into this Agreement and to sell the Securities to the Purchaser, the Purchaser hereby represents and warrants that, both before and immediately after giving effect to the Closing and the consummation of the Transactions:

         5.1. Organization and Good Standing. The Purchaser is duly organized and existing in good standing in its jurisdiction of organization and is duly qualified as a foreign limited partnership and authorized to do business in the State of California to the extent that the nature of its business or property makes such qualification necessary. The Purchaser has the partnership power to own its properties and to carry on its business as now conducted.

         5.2. Authorization; Approvals. The execution, delivery and performance by the Purchaser of this Agreement and each Related Agreement to which the Purchaser is a party, and the purchase by the Purchaser of the Purchased Securities hereunder, (a) are within the Purchaser's partnership power and authority, (b) have been duly authorized by all necessary partnership action,
(c) do not conflict with or result in any breach of any provision of the partnership agreement of the Purchaser or any law, regulation, order, judgment, writ, injunction, material license, permit, agreement or instrument binding on, or applicable to the Purchaser or any of its property, and (d) do not require any consent, approval or filing pursuant to, the partnership agreement of the Purchaser or any law, regulation, order, judgment, writ, injunction, material license, permit, agreement or instrument binding on, or applicable to the Purchaser or any of its property.

         5.3. Enforceability. The execution and delivery by the Purchaser of this Agreement and each Related Agreement to which the Purchaser is a party, and the purchase by the Purchaser of the Purchased Securities hereunder, will result in legally binding obligations of the Purchaser enforceable against the Purchaser in accordance with the respective terms and provisions hereof and thereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and (b) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         5.4 Accredited Investor. The Purchaser represents and warrants to the Company that the Purchaser is (a) an "accredited investor" as defined in Rule 501 promulgated under the Securities Act, and (b) acquiring the Purchased Securities for investment and not with a view to selling or otherwise distributing the Purchased Securities; provided, however, that the disposition of the Purchaser's property shall at all times be and remain in the Purchaser's control, subject to the provisions of Section 13 hereof. Purchaser acknowledges that the Securities have not been registered under the Securities Act. Purchaser further represents and warrants to the Company that no portion of the funds to be used by Purchaser to purchase the Securities are assets of a "plan" as defined in Section 4975(e)(1) of the Code, which may be subject to the excise tax provisions of Section 4975 of the Code.

         5.5 Broker's Fees. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the Transactions based on any agreement or arrangement by the Purchaser that would impose any obligation or liability on the Company.

6.  CONDITIONS TO PURCHASE.

         The Purchaser's obligation to purchase the Purchased Securities pursuant to this Agreement is subject to compliance by the Company with its agreements herein contained, and to the satisfaction, on or prior to the Closing Date, of the following conditions:

         6.1. Related Agreements. Each of the Related Agreements shall have been executed and delivered in a form satisfactory to the Purchaser, and each of the Related Agreements shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived without the disclosure thereof to the Purchaser and, if the Purchaser determines such amendment or waiver to be material, the Purchaser's prior written consent thereto. All covenants, agreements and conditions contained in the Related Agreements which are to be performed or complied with on or prior to the Closing Date shall have been performed or complied with (or waived with the Purchaser's prior written consent) in all material respects.

         6.2. Charter Documents; Good Standing Certificate. The Purchaser shall have received from the Company a copy of the Charter certified by the California Secretary of State and a copy of the bylaws of the Company, certified by a duly authorized officer of the Company to be true and complete as of the Closing Date; and a certificate, dated not more than ten (10) days prior to the Closing Date, of the Secretary of State or other appropriate official of each state in which the Company is incorporated or qualified to do business, as to the Company's corporate good standing or qualification to do business in such state, as the case may be.

         6.3. Proof of Corporate Action. The Purchaser shall have received from the Company copies, certified by a duly authorized officer thereof to be true and complete as of the Closing Date, of the records of all corporate action taken by the Company to authorize the execution, delivery and performance of this Agreement and each of the Financing Agreements or Related Agreements to which such Person is or is to become a party.

         6.4. Incumbency Certificate. The Purchaser shall have received from the Company an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer thereof and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, this Agreement and each of the Related Agreements to which such Person is or is to become a party, and to give notices and to take other action on behalf of such Person under each of such documents.

         6.5. Legal Opinion. The Purchaser shall have received from counsel to the Company and to the members of the Managing Group its opinion, substantially in the form of Exhibit B hereto.

         6.6. Representations and Warranties; Officers' Certificates. The representations and warranties contained or incorporated by reference herein shall be true and correct immediately after completion of the Transactions on and as of the Closing Date; no event or condition shall have occurred or would result from the issuance of any of the Securities which would be an Unmatured Event of Non-Compliance or an Event of Non-Compliance on and as of the Closing Date, and the Company shall have performed and complied with all conditions and agreements required to be performed or complied with by it prior to the Closing; and the Purchaser shall have received on the Closing Date a certificate to these effects signed by an authorized officer of the Company.

         6.7. Legality; Governmental Authorization. The purchase of the Purchased Securities shall not be prohibited by any law or governmental order or regulation, and shall not subject the Purchaser to any penalty, special tax, or other onerous condition. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any other Person, with respect to any of the Transactions shall have been duly obtained or made and shall be in full force and effect.

         6.8. Intentionally Omitted.

         6.9. Closing Fee. The Purchaser shall have received from the Company payment in full of a closing fee in the amount of $120,000.

         6.10. Fleet Financing. Simultaneously with the purchase and sale of the Purchased Securities hereunder, the Company and Fleet shall have executed and delivered the Fleet Loan Agreement, such agreement to provide total credit of not more than $19,500,000 and contain other terms and conditions satisfactory to the Purchaser. On the Closing Date, after giving effect to the Transactions, the Company shall have aggregate cash and cash equivalents, including availability to borrow under the revolving credit facility evidenced by the Credit Agreement of at least $1,500,000.

         6.11. Completion of Transactions. On the Closing Date, simultaneously with the purchase and sale of the Purchased Securities hereunder, the Company shall have completed the Transactions, on terms satisfactory to the Purchaser in all respects.

         6.12. Payment of Certain Fees and Disbursements. Fabyanske, Svoboda, Westra & Hart, P.A., special counsel to the Purchaser, shall have received payment in full for all reasonable legal fees charged and all costs and expenses incurred by such counsel through the Closing Date in connection with the Transactions. All of the other reasonable fees, expenses and disbursements incurred by the Purchaser or its accountants and other consultants in connection with its due diligence investigation of the Company shall have been paid in full by the Company.

         6.13. No Material Change. There shall not have been, or threatened to be after giving effect to the Transactions, any material damage to or loss or destruction of any properties owned or leased by the Company (whether or not covered by insurance) or any material adverse change in the business, assets or financial condition of the Company or imposition of any laws, rules or regulations which would materially adversely affect the business, assets or financial condition of the Company.

         6.14. No Litigation. No restraining order or injunction shall prevent the Transactions and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be, or is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the Transactions.

         6.15. Fairness. The Purchaser shall have received a copy of a favorable opinion of FMV Opinions, Inc. addressed to the ESOP Trustee and stating to the effect that the purchase price being paid by the ESOP Trustee for the Employer Securities does not exceed the fair market value thereof and the Transactions are fair to the ESOP from a financial point of view.

         6.16. General. All instruments and legal, governmental, administrative and corporate proceedings in connection with the Transactions shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received copies of all documents, including, without limitation, records of corporate or other proceedings, opinions of counsel, consents, licenses, approvals, permits and orders which the Purchaser may have requested in connection therewith.


7.  COVENANTS APPLICABLE TO THE COMPANY WHILE SECURITIES ARE OUTSTANDING.

         Subject to Section 7.25, the Company covenants that, for so long as the Purchaser owns any Securities or for such other period of time as is expressly provided below, the Company will comply with the following provisions unless otherwise consented to in writing by the Purchaser:

         7.1. Financial Information. The Company will furnish the following reports to the Purchaser:

              (a) As soon as available and in any event within 90 days after the end of each fiscal year of the Company, the annual audit report of the Company prepared in conformity with Generally Accepted Accounting Principles consistently applied, consisting of at least statements of operations and retained earnings and cash flows for such fiscal year, and a balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, audited by an independent public accounting firm of nationally-recognized standing meeting the requirements of Section 7.9 selected by the Company. Each of the financial statements delivered hereunder shall be certified without qualification as to the scope of the audit or as to the Company's viability as a going-concern by such accounting firm to have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, accompanied by:
         (i) any management letters, management reports or other supplementary comments or reports to the Company or its board of directors furnished by such accounting firm and the Company's response thereto; and (ii) if the then applicable Credit Agreement requires a certificate from such accounting firm addressing the Company's compliance or non-compliance with the financial covenants set forth in such Credit Agreement, then a similar certificate from such accounting firm addressing the Company's compliance or non-compliance with the EBITA covenant set forth in
         Section 7.26 of this Agreement.

              (b) Within 45 days after the end of each fiscal month commencing with the first month ending March 31, 1996, the Company will deliver to the Purchaser internal, unaudited balance sheets and statements of income, retained earnings and cash flows of the Company as of the end of each such month and for the year-to-date together with comparisons to the financial statements for the same month and the same year-to-date period of the immediately preceding fiscal year and to the budget delivered to the Purchaser as part of Schedule 4.6(a)(iii) or, with respect to subsequent years, pursuant to Section 7.1(c).

                  (c) The Company will deliver to the Purchaser, within 30 days after the commencement of each fiscal year, an annual budget and projected monthly balance sheets and statements of income for such fiscal year, prepared on a comparative basis to the Projections and as soon as practical after preparation thereof, complete and correct copies of all quarterly (if any) or annual (if any) analyses in the form customarily prepared by management for the use of the board of directors of the Company.

                  (d) Contemporaneously with the mailing thereof, the Company will mail to the Purchaser, copies of all material of a financial nature delivered to Fleet or other lender party to the Credit Agreement including, without limitation, a borrowing base certificate as of the end of each of the Company's fiscal months and each financial covenant compliance certificate.

                  (e) Together with delivery of financial statements of the Company pursuant to Sections 7.1(a) and (b) above, the Company will deliver to the Purchaser a certificate of the chief financial officer of the Company: (i) stating that such statements have been prepared in accordance with Generally Accepted Accounting Principles consistently applied and present fairly in all material respects the financial position of the Company as of the dates specified and the results of its operations and cash flows with respect to the periods specified (subject in the case of interim financial statements only to normal year-end audit adjustments and a lack of footnotes); (ii) setting forth the computation demonstrating compliance with the EBITA covenant set forth in Section 7.26 of this Agreement; and (iii) stating that such officer has caused the provisions of this Agreement and the Securities to be reviewed and has no Knowledge of any Unmatured Event of Non-Compliance or Event of Non-Compliance, or if such officer has such Knowledge, specifying such Unmatured Event of Non-Compliance or Event of Non-Compliance and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

                  (f) Within five days after any executive officer of the Company obtaining knowledge of any Unmatured Event of Non-Compliance or Event of Non-Compliance, a notice describing the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

                  (g) Within five days after any executive officer of the Company obtaining knowledge of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding against the Company or any of its property which, if determined adversely to the Company, would constitute a Material Adverse Effect, or the rendering of a judgment or decision in such litigation or proceeding which constitutes a Material Adverse Effect, and the steps being taken by the Company with respect thereto.

                  (h) Within five days after any executive officer of the Company obtaining knowledge of any default or event of default under any Related Agreement, or any agreement relating to any Indebtedness for Borrowed Money that has an outstanding principal balance of $1,000,000 or more, the Company will furnish a notice specifying the nature and period of existence thereof. Promptly after the receipt thereof, the Company will provide copies of any reports as to adequacies in accounting controls submitted by independent accountants with respect to the Company.

                  (i) Promptly after any executive officer of the Company obtaining knowledge of the occurrence thereof, notice of any violation as to any environmental matter by the Company and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters: (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by such Person which are material to the operations of the Company; or (ii) which will or threatens to impose a material liability on the Company to any other Person or which will require a material expenditure by the Company to cure any alleged problem or violation.

                  (j) Promptly upon becoming available, a copy of all regular or periodic reports which the Company shall file with the Commission or any national securities exchange.

                  (k) From time to time, such other information regarding the business, operation and financial condition of the Company as the Purchaser may reasonably request.

         7.2. Records and Accounts. The Company will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles and maintain, in accordance with Generally Accepted Accounting Principles, adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties and all other contingencies.

         7.3. Corporate Existence; Maintenance of Properties. The Company will preserve and keep in full force and effect its corporate existence and all rights and franchises then material to its operations. The Company will engage in the business currently conducted by it and businesses reasonably related thereto. The Company will maintain all of its properties used or useful in the conduct of its business in good condition, repair and working order and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this
Section 7.3 shall prevent the Company from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the judgment of the Board of Directors of the Company, desirable in the conduct of the Company's business and does not in the aggregate have a Material Adverse Effect.

         7.4. Insurance. The Company will maintain, with financially sound and reputable insurance companies, funds or underwriters, casualty loss insurance on its properties and assets, and liability insurance against its liability to other persons, properties and assets, covering the risks and in the amounts and with such deductibles as are customarily carried by companies conducting businesses similar to that of the Company or having properties similar to that of the Company; provided, however, that in all events the amount of such insurance be sufficient to prevent the Company from becoming a co-insurer. The Company will maintain such other insurance as may be required by law.

         7.5. Taxes. The Company will pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon the Company and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a Lien or charge upon any of its properties; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate action or proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles; provided, further, that the Company will pay or cause to be paid all such taxes, assessments, charges, levies or claims forthwith upon the commencement of foreclosure on any Lien which may have attached as security therefor.

         7.6. Inspection of Properties and Books. The Company shall permit the Purchaser or any of its designated representatives to visit and inspect any of the properties of the Company, to examine the books of account of the Company (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Company with, and to be advised as to the same by, officers of the Company, all at such reasonable times and intervals as the Purchaser may reasonably request.

         7.7. Compliance with Laws, Contracts, Licenses, and Permits. The Company will comply in all material respects with: (a) all applicable laws and regulations wherever its business is conducted; (b) the provisions of its Charter and bylaws; (c) all agreements and instruments by which it or any of its properties may be bound (including, without limitation, the Financing Agreements and the Related Agreements); and (d) all applicable decrees, orders, and judgments except, in each case, where the effect of such non-compliance under any of such subsections would not have a Material Adverse Effect. If any authorization, consent, approval, operating right, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Company may fulfill any of its obligations hereunder, the Company promptly will take or cause to be taken all reasonable steps within its power to obtain such authorization, consent, approval, operating right, permit or license and furnish the Purchaser with evidence thereof.

            7.8. Further Assurances. The Company will execute such further instruments and documents as the Purchaser shall reasonably request to carry out the transactions contemplated by this Agreement and the Financing Agreements.

            7.9. Independent Public Accountants. The Company will retain a so-called "Big 6" nationally recognized firm of independent public accountants as the Company's independent public accountants to audit the Company's financial statements at the end of each fiscal year. No retained firm of the independent public accounts shall be terminated without the approval of the Company's Board of Directors.

            7.10. Restrictions on Indebtedness. The Company will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than the following("Permitted Indebtedness"):

                  (a) Indebtedness outstanding under the Credit Agreement; provided, however, that the amount of such Indebtedness shall not exceed the sum of: (i) in the case of a revolving credit facility, the greater of (A) $10,000,000, or (B) the amount that the aggregate amount of credit that can be advanced based upon customary advance rates for the Company's accounts receivable and inventory, the determination of the customary nature of such advance rates to be made from time to time in the reasonable judgment of the lender or lenders under the Credit Agreement plus (ii) the outstanding principal balance of the term loan evidenced by the Term Note (or a Refinancing Agreement in respect thereof);

                  (b) Current liabilities incurred in the ordinary course of business not incurred through: (i) the borrowing of money; or (ii) the obtaining of credit except for credit on an open account basis customarily extended in connection with purchases of goods and services; provided, however, that the Company shall pay such open accounts in accordance with its customary trade practices except where the Company is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that the Company has set aside on its books adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles;

                   (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.5 hereof;

                  (d) Indebtedness in respect of: (i) judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review; or
         (ii) actions, suits
         or proceedings which, if adversely determined, would not have a Material Adverse Effect;

                  (e) Endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (f) Indebtedness under or in respect of the agreements or instruments existing on the date of this Agreement listed and described on Schedule 7.10 hereto, but only to the extent of the amounts listed thereon;

                  (g) Indebtedness for Borrowed Money and Capitalized Leases incurred in connection with the acquisition of fixed assets; provided, however, that the aggregate outstanding principal amount of such Indebtedness shall not exceed $3,000,000 at any time;

                  (h) Other Indebtedness of the Company in an aggregate amount outstanding at any one time of not more than $4,000,000; and

                  (i) Refinancing Indebtedness incurred pursuant to any Refinancing Agreement, in an aggregate principal amount outstanding not to exceed the amount of the Indebtedness refinanced with the proceeds of such Refinancing Indebtedness; provided, however, that with respect to any refinancing of Indebtedness under the Credit Agreement, Refinancing Indebtedness also may include Indebtedness arising from the funding of unused revolving credit commitment permitted by subsection
         (a)(i) above.

         7.11. Restrictions on Liens. The Company will not create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors (other than those claims which the Company is contesting in good faith by appropriate proceedings and as to which the Company shall have set aside on its books, adequate reserves with respect thereto); or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse; provided, however, that the Company may create or incur or suffer to be created or incurred or to exist any of the following ("Permitted Liens"):

                  (a) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue (other than any such overdue taxes, levies, claims, assessments or charges, to the extent the payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.5 hereof);

                  (b) Deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (c) Liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 7.10(d);

                  (d) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 60 days from the date of creation thereof or in respect of obligations not overdue or, if overdue, all such liens that the Company is contesting in good faith by appropriate actions or proceedings which prevent enforcement of the lien;

                  (e) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and irregularities in the title thereto, landlord's or lessor's Liens under leases to which the Company is a party, and other Liens none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Company or which does not individually or in the aggregate have a Material Adverse Effect;

                  (f) Any Liens on the assets and property of the Company from time to time securing Indebtedness permitted by Sections 7.10(a), (g) or (h) and Liens presently outstanding as shown on Schedule 7.11 hereto; and

                  (g) Liens incurred in connection with Capital Expenditures made after the date of this Agreement by way of purchase money security interest, purchase money mortgage, conditional sale or other title retention agreement, Capitalized Lease or other deferred payment contract, and attaching only to the property being acquired; provided, however, that the Indebtedness secured thereby is permitted by Section 7.10(g), and the amount of such secured Indebtedness does not exceed the lesser of the purchase price or the fair market value of such property and related acquisition costs at the time of its acquisition; and

                  (h) Liens securing Refinancing Indebtedness to the extent any such Lien replaces a Lien securing the Indebtedness so refinanced and is limited to the properties or assets that were subject to the Lien securing the Indebtedness so refinanced; provided, however, that in the case of Refinancing Indebtedness incurred in order to refinance the

         Indebtedness owing under and pursuant to the Credit Agreement, the Liens may extend to any and all properties and assets of the Company.

         7.12. Distributions. The Company shall not make any Distribution except:

               (a) to the extent not prohibited by any Credit Agreement Restriction, the Company:

                   (i) shall redeem the Preferred Stock on the Preferred Stock
               Stated Redemption Date;

                   (ii) may repurchase the Warrants and Warrant Stock in
               accordance with Section 9 hereof;

                   (iii) may purchase the "Deceased Founder's Shares" (as
               defined in the Shareholder Agreement) in accordance with, and subject to, the terms and conditions of the Shareholder Agreement; and

                   (iv) may: (A) make contributions to the ESOP; (B) make cash distributions to participants in the ESOP required by the ESOP Plan Document; (C) purchase any share of the Series B Common Stock put to the Company pursuant to Section 14(b) of the ESOP Plan Document; and (D) pay ESOP Qualifying Dividends; and

               (b) the Company may redeem the Preferred Stock on each Preferred Stock Early Redemption Date.

         7.13. Merger, Consolidation or Sale of Assets. The Company will not become a party to any merger or consolidation, or sell, lease, sublease or otherwise transfer or dispose of any of its assets other than: (a) transactions requiring the consent of a majority of each class of the Company's issued and outstanding capital stock under California law or receiving the consent of a majority of each class of the Company's issued and outstanding capital stock;
(b) any merger or consolidation with a wholly-owned Subsidiary permitted by
Section 7.14(f) so long as the Company is the surviving corporation; or (c) any of the following transactions if such shareholder consent is not required or obtained: (i) sales of inventory in the ordinary course of business; (ii) sales of obsolescent equipment permitted by the terms of the then applicable Credit Agreement with respect to sales of equipment subject to a Lien in favor of the lender party thereto; or (iii) sales or other dispositions of other assets or property so long as, after giving effect to the contemplated transaction, the aggregate Net Proceeds from all such transactions would not exceed $1,000,000.

         7.14. Investments. The Company will not have outstanding or acquire or commit itself to acquire or hold any Investment except for the ESOP Loan and for the Investments set forth on Schedule 7.14 hereto and except Investments in: (a) marketable direct obligations issued or guaranteed by the United States of America which mature within one year from the date of acquisition thereof or which are subject to a repurchase agreement, exercisable within 90 days from the date of acquisition of such agreement, with any commercial bank or trust company incorporated under the laws of the United States of America or any State thereof or the District of Columbia; (b) commercial paper maturing within one year from the date of acquisition thereof and having, at the date of acquisition thereof, the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation; (c) bankers' acceptances eligible for rediscount under Federal Reserve Board requirements accepted by any commercial bank or trust company referred to in clause (a) hereof; (d) certificates of deposit maturing within one year from the date of acquisition thereof issued by any commercial bank or trust company referred to in clause (a) hereof and having capital and surplus of at least $100,000,000 and having at least an "A" rating or better; (e) certificates of deposit issued by banks organized under the laws of any other jurisdiction, each having combined capital and surplus of not less than $100,000,000, and having at least an "A" rating or better; (f) wholly-owned Subsidiaries organized solely to consummate an Investment permitted by subsection (g) below so long as such Subsidiary is merged into, or consolidated with, the Company as soon as practicable after the consummation of such Investment but in no event more than 30 days thereafter; and (g) the assets or capital stock of any other Person so long as, after giving effect to the contemplated Investment, the aggregate amount of such Investments would not exceed $2,000,000.

         7.15. Transactions with Affiliates. The Company will not: (a) except pursuant to the Financing Agreements or the Related Agreements (including, without limitation, the ESOP Transactions Documents), engage in any transaction with any Affiliate on terms more favorable to such Affiliate than would have been obtainable on an arms-length basis in the ordinary course of business; or
(b) make any Restricted Payment other than: (i) contributions made, and dividends paid, to the ESOP to enable the ESOP to pay the principal of, and/or interest on, the ESOP Loan; (ii) in the case of each of the members of the Managing Group, payments of: (A) base salary and employee benefits (other than bonuses) in the amount of base salary and types of employee benefits provided by the terms of the Employment Agreements as in effect on the Closing Date plus, commencing with the Company's fiscal year beginning March 1, 1997, an additional amount of base salary not to exceed 10% (or 15% in the case of the fiscal year beginning March 1, 1997) of the prior fiscal year's base salary in the aggregate for all members of the Managing Group so long as no Specified Event of Non-Compliance or Unmatured Event of Non-Compliance which with notice and/or lapse of time would constitute a Specified Event of Non-Compliance has occurred and is continuing at the time of any such salary increase or would result therefrom; and (B) bonuses to members of the Managing Group with respect to each of the Company's 1997, 1998, 1999, 2000 and 2001 fiscal years, commencing with the fiscal year ending February 28, 1997, so long as: (1) the aggregate amount of such bonuses paid to any or all of the members of the Managing Group does not exceed the Maximum Incentive Compensation for such fiscal year; (2) no Specified Event of Non-Compliance or Unmatured Event of Non-Compliance which with notice and/or lapse of time would constitute a Specified Event of Non-Compliance has occurred and is continuing at the time of any such bonus payment or would result therefrom; and (3) such bonuses are not paid with respect to any fiscal year until after the Company delivers its annual audited financial statements for such fiscal year to the Purchaser in accordance with Section 7.1;
(ii) payments made pursuant to the terms of any agreement or instrument, as in effect on the Closing Date, listed on Schedule 7.15; and (iii) premiums on life insurance policies maintained by the Company on the lives of members of the Managing Group in accordance with the Shareholder Agreement and repurchases of any "Deceased Founder's Shares" in accordance with, and subject to, the terms and conditions of the Shareholder Agreement.

         7.16. Intentionally Omitted.

         7.17. Availability of Common Stock. The Company will keep such number of shares of Series A Common Stock unissued and available for issuance in order to permit issuance of the Warrant Stock.

         7.18. Dilution Protection. Except for the Series B Common Stock and for Permitted Stock Issues the Company will not: (a) issue, sell, give away, transfer, pledge, mortgage, assign or otherwise dispose of; (b) grant any rights (either preemptive or other) or options to subscribe for or purchase; or (c) enter into any agreements, or issue any warrants, providing for the issuance of any stock or any stock or securities convertible into or exchangeable for any stock of the Company. Except for Permitted Stock Issues, the Company will not authorize any additional class or series of capital stock or increase the number of shares of authorized capital stock from that set forth in Section 4.4 hereof, as applicable, except to the extent necessary to comply with its obligations under Section 9 hereof.

         7.19. Directors, etc. So long as the Purchaser is permitted to have a Purchaser's Representative to or on the Company's board of directors, the Company will call and hold a meeting of its board of directors at least once each fiscal quarter and the Company will give the Purchaser's Representative at least five business days' prior written notice (at least three business days' prior written notice in the case of a telephone meeting and in the case of an urgent meeting, such lesser number of days' prior written notice as is reasonably practicable) of the time, place and subject matter of any proposed meeting (or action by written consent) of the board of directors of the Company (except written consents executed solely in connection with the establishment of bank accounts or other purely administrative matters), such notice in all cases to include true and complete copies of all documents furnished to any director in connection with such meeting or consent. The Purchaser's Representative, if not a board member, shall be entitled to attend as an observer at any such meeting or, if a meeting is held by telephone conference, to participate therein for the purpose of listening thereto. All normal travel and out-of-pocket expenses incurred by directors in connection with attending any meetings of the board will be paid by the Company so long as such payments do not violate applicable law. Upon the Purchaser's request at any time when the Purchaser has exercised its rights to designate one of the Company's directors, the Company will purchase a reasonable amount of director's and officer's insurance (including fiduciary coverage) for directors of the

Company, including the Purchaser's Representative; provided, however, that: (a) the Company's obligation is limited to spending no more than the aggregate amount of $75,000 during any fiscal year on premiums for insurance on all directors; and (b) the Company, in no event, shall provide any less favorable coverage for the Purchaser's Representative than it provides for any other director.

         7.20. Stockholders' Meetings. So long as the Purchaser is permitted to have a Purchaser's Representative to or on the Company's board of directors, the Purchaser may call for a stockholders' meeting.

         7.21.    Amendment of Related Agreements; etc. The Company shall not:

                  (a) agree to any amendment or modification of, or grant any waiver or fail to enforce any of its rights pursuant to, any of the Related Agreements (other than the Fleet Loan Documents or any Refinancing Agreements in respect thereof) which would have a material adverse effect on the holders of the Securities or on any of their rights hereunder or under any of the Financing Agreements including, without limitation, the amendment or modification of any term restricting the Company's ability to redeem or pay dividends on the Preferred Stock or to purchase the Warrants or the Warrant Stock; or

                  (b) enter into any amendment or modification of any of the provisions of the Credit Agreement (or a Refinancing Agreement in respect thereof), without having obtained the prior written consent of the Majority Holders if the effect thereof would be to (i) extend the final maturity of the Term Note (or any Refinancing Agreement in respect thereof) beyond October 23, 2002, or (ii) prohibit the redemption of the Preferred Stock on or after the date on which the Term Note has been repaid in full so long as no default or event of default then exists or would result under the Credit Agreement as a result thereof; provided, however, that the incurrance of any Refinancing Indebtedness to repay the Term Note shall not be deemed to constitute a repayment for purposes of this Section.

         7.22. Impairment of Rights. The Company will not enter into any contract or agreement which by its terms restricts the Company's ability to redeem or pay dividends on the Preferred Stock or to purchase the Warrants or the Warrant Stock or which may otherwise restrict the Company's ability to comply with and perform the terms of this Agreement and the other Financing Agreements except for the Credit Agreement Restrictions, if any, set forth in the Fleet Loan Agreement or any successor Credit Agreement or take any action, or permit any action to be taken by others, solely or primarily for the purpose of increasing the value of any class of stock of the Company if the effect of such action is to reduce the value or security of the Preferred Stock.

         7.23. Charter Amendments; etc. The Charter of the Company shall not be amended or modified in any manner that would adversely affect the rights of the holders of the Preferred Stock.

         7.24. Redemption. The Company shall redeem the outstanding Preferred Stock on the Preferred Stock Stated Redemption Date unless such redemption is prohibited by a Credit Agreement Restriction; provided, however, that if a Credit Agreement Restriction prohibits such redemption, then the Company shall immediately redeem the Preferred Stock upon the termination of such Credit Agreement Restriction. At any time when redemption of the Preferred Stock is not prohibited by any Credit Agreement Restriction, the Company may elect to redeem the Preferred Stock in whole, or in part, by giving the Purchaser (or the then holder of the Preferred Stock) and Fleet (or the lender or lenders under a successor Credit Agreement) at least 30 business days' prior written notice of the Company's election; provided, however, that any partial voluntary redemption shall be for the number of shares of Preferred Stock having a Liquidation Value of not less than $1,000,000. The Company's written notice of election shall specify a redemption date (each a "Preferred Stock Early Redemption Date") which shall be no later than 10 days after the end of the 30 day notice period. On the relevant Preferred Stock Redemption Date, the Company shall redeem the Preferred Stock by paying the Preferred Stock Redemption Price to the Purchaser in immediately available funds. For the purpose of calculating the Preferred Stock Redemption Price on the Preferred Stock Early Redemption Date, the "Preferred Stock Early Redemption Premium" shall be the percentage of the Liquidation Value (as of the date of the original issuance) of the shares of the Preferred Stock to be redeemed specified in the table below for the Post-Closing Year in which such early redemption occurs:

                                               Preferred Stock
                        Post-Closing Year  Early Redemption Premium
                        -----------------  ------------------------
                              First                  5%
                              Second                 4%
                              Third                  3%
                              Fourth                 2%
                              Fifth                  1%.

         7.25 Termination of Covenants. Upon the Company's redemption of all of the Preferred Stock, all of the covenants under this Section 7 shall terminate except that, so long as the Purchaser holds at least the CECP Floor Amount, the covenants under the following Sections shall remain in full force and effect:
Sections 7.1(a), (b), (c), (e) (exclusive of clause (ii)), and (k), Section 7.12, Section 7.15, Section 7.17, Section 7.18, Section 7.19, Section 7.20,
Section 7.21 and Section 7.22; provided, however that all such remaining covenants shall terminate upon the closing of a Qualified Public Sale.

         7.26 EBITA. The Company will not permit, as of the end of any of its fiscal quarters, commencing with the fiscal quarter ending on February 28, 1997, its EBITA for the four fiscal quarters ending with such fiscal quarter to be less than the amount specified in the following table for any fiscal quarter occurring in the specified fiscal year:

                           Fiscal Year    EBITA
                           -----------    -----
                               1997     $2,250,000
                               1998     $3,000,000
                               1999     $3,350,000
                               2000     $3,700,000
                               2001     $3,700,000.

8.  Non-Compliance.

         8.1. Events of Non-Compliance. Holders of the Securities will be entitled to exercise the remedies provided by Section 8.2 hereof in accordance with the terms thereof if any one or more of the following events ("Events of Non-Compliance") shall occur:

                  (a) the Company shall fail to redeem the Preferred Stock on the Preferred Stock Stated Redemption Date, regardless of whether such failure results from a Statutory Restriction, Credit Agreement Restriction or otherwise;

                  (b) the Company shall fail to pay the Repurchase Price payable under Section 9.2 in accordance with Section 9.4 or shall fail to make any payment required by Section 9.6 on the date when due or, if payable on demand, on the date demanded unless such payment cannot be made because of a Statutory Restriction or Credit Agreement Restriction; or

                  (c) the Company shall fail to perform or observe the covenant applicable to it set forth in Section 7.26; or

                  (d) the Company shall fail to perform or observe any of the covenants applicable to it set forth in Sections 7.3, 7.10, 7.12, 7.13,
         7.14 or 7.15; or

                  (e) the Company shall fail to perform or observe any covenant, agreement or provision set forth in this Agreement or any covenant, agreement, or provision to be performed or observed by it under any Financing Agreements (other than those provisions set forth in other subsections of this Section 8.1) and such failure shall not be rectified or cured to the Purchaser's satisfaction within thirty (30) days after written notice from the Purchaser; or

                  (f) any representation or warranty in writing made by the Company to the Purchaser in connection with the execution and delivery of this Agreement or any other Financing Agreement or in connection with the execution and delivery of any amendment to this Agreement or any other Financing Agreement shall prove to have been false, in any material respect, on the date as of which it was made; or

                  (g) the Company shall fail to pay when due any scheduled installment payment of principal on any Indebtedness for Borrowed Money having an outstanding principal balance of $1,000,000 or more and such failure shall not be cured by the payment thereof within twelve (12) months of the original due date; provided, however, that it is agreed that no waiver or rescheduling of such payment after the default by the holder of the relevant Indebtedness shall be deemed to constitute a cure under this subsection; or

                  (h) the holder of any Indebtedness for Borrowed Money having an outstanding principal of $1,000,000 or more shall: (i) accelerate the payment thereof so that the same shall have become due and payable prior to the date on which the same is scheduled to be due and payable or the holder of any Indebtedness for Borrowed Money payable on demand shall demand payment thereof and payment thereof is not made within 30 days thereof unless, other than with respect to any such Indebtedness arising under any Credit Agreement, the Company is contesting such acceleration in good faith by appropriate actions or proceedings; or
         (ii) commence any action to enforce any security interest in or other Lien on any property securing any such Indebtedness through judicial proceedings or foreclosure or repossession of collateral and such action shall not be dismissed within ___ days of the commencement thereof unless, other than with respect to any Lien arising under the Credit Agreement, the Company is contesting such proceedings in good faith by appropriate actions or proceedings and the Company's right to use any such property during such contest is not materially impaired; or

                  (i) a final judgment which in the aggregate with other outstanding final judgments against the Company exceeds $500,000 shall be rendered against the Company if, within 30 days after entry thereof, such judgment shall not have been satisfied and discharged or stayed pending appeal or bonded, or within 30 days after expiration of such stay such judgment shall not have been discharged; or

                  (j) the Company shall:

                              (i) commence a voluntary case under Title 11
                          of the United States Code as from time to time in effect, or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                                    (ii) have filed against it a petition
                           commencing an involuntary case under said Title 11 and such petition shall not have been dismissed or stayed within 60 days;

                                    (iii) seek relief as a debtor under any
                           applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                                    (iv) have entered against it an order by a
                           court of competent jurisdiction (x) finding it to be bankrupt or insolvent, (y) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (z) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property;

                                    (v) make an assignment for the benefit of
                           creditors, or enter into a composition with its creditors generally, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property; or

                  (k) the employment of any of John Diebel, Steve Murdock, Ron Ezra or Joseph A. Gordon, Jr. shall be terminated for any reason, and the Company, if requested by the Purchaser, shall not have hired a replacement for any such Person who is reasonably satisfactory to the Purchaser, within 180 days thereafter.

         8.2.     Remedies.

         Subject to the provisions of Section 8.5 hereof, the Purchaser, upon the occurrence and continuance of any of the Events of Non-Compliance under
Section 8.1 hereof, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding for specific performance of, or injunctive relief enjoining any violation of, any covenant, provision or condition contained or incorporated by reference in this Agreement or in any Financing Agreement, or in aid of the exercise of any power granted in this Agreement or any Financing Agreement, and, if such Event of Non-Compliance is a Specified Event of Non-Compliance, the Purchaser shall also have the rights provided in Section 3.5 of the Certificate of Determination.

         8.3. Waivers. The Company hereby waives, to the extent not prohibited by applicable law, (a) all presentments, demands for performance and notices of nonperformance (except to the extent specifically required by the provisions hereof), (b) any requirement of diligence or promptness on the part of any holder of Securities in the enforcement of its rights under the provisions of this Agreement, the Company's Charter, or any Financing Agreement, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law.

         8.4. Course of Dealing. No course of dealing, between the Company on the one hand, and the Purchaser or any holder of Securities, on the other hand, shall operate as a waiver of any of the Purchaser's rights under this Agreement, the Company's Charter, or any Financing Agreement. No delay or omission in exercising any right under this Agreement, the Company's Charter, or any Financing Agreement shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any other occasion.

         8.5 Credit Agreement Restrictions. Anything contained herein to the contrary notwithstanding, the Purchaser (and any transferee of a Security by its acceptance thereof) agrees that, except for a subordinated claim set forth in the proviso hereto, it shall have no "claim" (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code) as a result of the occurrence of any Unmatured Event of Non-Compliance or any Event of Non-Compliance and shall not commence or prosecute any Enforcement Action as a result of the occurrence of any such Unmatured Event of Non-Compliance or any Event of Non-Compliance; provided, however, that, subject to the prior execution and delivery by Purchaser (or its successors or assigns, as applicable) in favor of the lender or lenders under the Credit Agreement (or any Refinancing Agreement) of a subordination agreement containing terms and conditions reasonably satisfactory to such lender or lenders, the Purchaser shall be entitled to commence and prosecute a lawsuit, arbitration, or other proceeding solely to be able to establish the amount of any damages that it may have suffered as a result of the occurrence of any such Unmatured Event of Non-Compliance or any Event of Non-Compliance; it being understood and agreed that, the foregoing limited exception notwithstanding, in no event shall the Purchaser be entitled to commence or prosecute any of the actions described in clauses (b) or (c) of the definition of Enforcement Action. For purposes of this Section, "reasonably satisfactory" terms and conditions shall mean the subordination terms customarily found in subordination agreements between a senior lender and the seller of a business with respect to a note taken back by such seller in connection with the sale of a business. The lender or lenders shall deliver a draft of the subordination agreement contemplated by this Section within 10 business days after the Purchaser's written request therefor in connection with an Event of Non-Compliance and shall diligently attempt to reach agreement with the Purchaser on such reasonably satisfactory terms and conditions. The foregoing agreement by the Purchaser is made for the direct and intended benefit of Fleet (or any other lender or lenders under the Credit Agreement) and may not be amended or revoked without their prior written consent except that this Section shall automatically terminate without further action on the Company's or any lender's or lenders' part upon payment in full of all obligations under the then applicable Credit Agreement. This Section is not intended to benefit the Company and the Company shall not have any rights hereunder.

9. REPURCHASE OF WARRANTS AND WARRANT STOCK.

         9.1. Right to Put Warrants or Warrant Stock. At any time and from time to time on or after the Preferred Stock Stated Redemption Date, but in any case only prior to the consummation of a Qualified Public Sale, the Majority Holders of the Warrants and Warrant

Stock may, by notice to the Company and Fleet (or the lender or lenders under the then applicable Credit Agreement) (a "Put Notice"), elect to sell to the Company and, subject to the absence of any Credit Agreement Restrictions, the Company hereby agrees to repurchase from such holders, at the Repurchase Price specified in Section 9.5 hereof, such number of shares of Warrant Stock and/or such portion of the Warrants exercisable for that number of shares of Warrant Stock as are specified in the Put Notice. For all purposes of this Section 9, each Warrant shall be treated as the number of shares of Warrant Stock for which it is then exercisable. Notwithstanding anything herein to the contrary, the Majority Holders of Warrants and Warrant Stock may exercise their put rights under this Section 9.1 no more than once each fiscal year and three times in the aggregate and may not require the Company to repurchase at any put closing hereunder Warrants and Warrant Stock representing in the aggregate the lesser of
(i) 250,000 shares (as such number of shares may be adjusted from time to time) of Warrant Stock or (ii) such lesser number of shares of Warrant Stock as are then outstanding or issuable pursuant to then outstanding Warrants.

         9.2. Put Closing. The put closing shall take place at the offices of the Company at 10:00 a.m. local time on a date (a) not more than 30 days after the date a Put Notice is received by the Company (or the lender or lenders under the then applicable Credit Agreement) as the Company shall specify by notice to the holders of Warrants and Warrant Stock, or at such later time as Fair Market Value shall have been determined under Section 9.5(b) hereof, or (b) at such other time and place as the Majority Holders of Warrants and Warrant Stock and the Company may agree upon (a "Put Closing Date"). At the put closing the holders of Warrants and Warrant Stock will deliver to the Company a certificate or certificates evidencing the Warrant Stock and Warrants then to be purchased by the Company (properly endorsed or accompanied by stock powers or, in the case of any Warrant, assignments with signature(s) guaranteed or similar appropriate documentation of authority to transfer) against payment of the Repurchase Price to the holders of Warrants and Warrant Stock in the manner specified in Section
9.4 hereof (together with a certificate or certificates evidencing any shares of Warrant Stock, and Warrants evidencing the right to purchase any shares of Warrant Stock, presented to the Company but not then being purchased by the Company). Except to the extent prohibited by applicable law, prior to the Put Closing Date, the Company will provide the Majority Holders of Warrants and Warrant Stock with all available information that may be material to the exercise of their rights under this Section 9, including any plans or proposals for any mergers, sales of assets, acquisitions and substantial sales of stock by its stockholders.

         9.3. Right to Call Warrants or Warrant Stock; Call Closing. At any time after the Preferred Stock Stated Redemption Date, but in any case only after the termination of any Credit Agreement Restriction and when the Company is then able to pay the Repurchase Price in immediately available funds out of funds legally available therefor, the Company may, by notice to the holders of Warrants and Warrant Stock (the "Call Notice"), elect to purchase from the holders of Warrants and Warrant Stock (and the holders of Warrants and Warrant Stock hereby agree to sell to the Company), at the Repurchase Price, all or a portion of the shares of Warrant Stock and the Warrants as are then outstanding on a date specified in such notice not fewer than

30 nor more than 90 days after the date of the Call Notice; provided, however, that the Company may exercise its partial call rights no more than twice and may not require the Purchaser to sell Warrants and Warrant Stock at the initial Call Closing Date that would reduce the Purchaser's Warrants and Warrant Stock to less than 10% of the Company's Common Stock, on a Fully Diluted Basis. The closing under this Section 9.3 shall take place at the offices of the Company at 10:00 a.m. local time on the date so specified or at such later time as Fair Market Value shall have been determined under Section 9.5(b) hereof, or at such other time and place as the Company and the Majority Holders of Warrants and Warrant Stock may agree upon (the "Call Closing Date"). At the closing, the holders of Warrants and Warrant Stock will deliver to the Company a certificate or certificates evidencing the Warrant Stock and/or the Warrant or Warrants (properly endorsed or accompanied by stock powers or assignments with signature(s) guaranteed or similar appropriate documentation of authority to transfer), and the Company shall pay the Repurchase Price for such Warrants and/or Warrant Stock to the holders of the Warrants and Warrant Stock.

         9.4. Payment. Subject to any Statutory Restriction or Credit Agreement Restriction, the Company shall pay the Repurchase Price at any closing under Section 9.2 or 9.3 hereof out of funds legally available therefor in cash or immediately available funds. In the event that any portion of the Repurchase Price payable on any Put Closing Date is not paid:

                  (a) as a result of any Statutory Restriction or during any period when a Credit Agreement Restriction prohibits or restricts such payment, the holders of Warrants and Warrant Stock shall be deemed to have rescinded their put as to that number of shares of Warrant Stock or portion of the Warrants exercisable for that number of shares as such unpaid portion of the Repurchase Price represents (the "Rescinded Put Shares") and shall retain all their then applicable rights hereunder and under and in connection with the Warrants and Warrant Stock as to the Rescinded Put Shares; or

                  (b) as a result of any reason, other than a Statutory Restriction, during any period when a Credit Agreement Restriction does not prohibit or restrict such payment, the holders of Warrants and Warrant Stock shall retain all their then applicable rights hereunder and under and in connection with the Warrants and Warrant Stock, as to that number of shares of Warrant Stock or portion of the Warrants exercisable for that number of shares as such unpaid portion of the Repurchase Price represents (the "Unrepurchased Securities"), until such time as the unpaid portion of the Repurchase Price and interest thereon, determined as set forth below, shall be paid to the holders of Warrants and Warrant Stock in full; and the Majority Holders of the Warrants and Warrant Stock shall, at any time prior to its or their request for the demand note described below for the payment of the Repurchase Price for any Unrepurchased Securities, be entitled, by notice to the Company (the "Rescission Notice"), to rescind their put of such Unrepurchased Securities pursuant to Section 9.1. Unless and until the Company receives a Rescission Notice permitted by this
         Section 9.4, the unpaid portion of the Repurchase Price allocable to the Unrepurchased Securities shall remain an obligation of the Company. In the circumstances governed by this
         Section 9.4(b), the holders of Unrepurchased Securities may request, at their option, that the Company issue a demand note to evidence such unpaid portion of the Repurchase Price, and all rights to rescind the put are terminated. In the circumstances governed by this Section 9.4(b), interest shall accrue on any unpaid portion of the Repurchase Price for Unrepurchased Securities from (and including) the relevant Put Closing Date until (but excluding) the date of payment in full thereof at the rate of 18% per annum, compounded on a monthly basis to the extent permitted by law and payable on demand.

         9.5.   Repurchase Price for Warrants and Warrant Stock.

                  (a) Repurchase Price. The repurchase price (the "Repurchase Price") shall be an amount equal to (i) in the case of each share of Warrant Stock, the quotient obtained by dividing (A) the Fair Market Value (as determined pursuant to Section 9.5(b) hereof), calculated as of the date of the related Put Notice or Call Notice under Section 9.1 or 9.3 hereof, respectively, by (B) the sum of (1) the number of shares of Common Stock (all classes) then outstanding plus (2) the number of shares of Common Stock then issuable upon exercise of then outstanding Warrants plus (3) the number of shares of Common Stock issuable upon the exercise of any of the outstanding Permitted Employee Stock Options or the conversion or exchange into Common Stock of any convertible or exchangeable preferred stock issued in a Permitted Stock Issue, and
         (ii) in the case of each Warrant, the difference between (A) the product of the repurchase price per share of Warrant Stock then purchasable thereunder as determined under this Section 9.5(i) multiplied by the number of such shares then purchasable thereunder, minus (B) the aggregate exercise price for such shares.

                  (b) Fair Market Value. For a period of 10 days after the date of any Put Notice or Call Notice (the "Negotiation Period"), each party hereto agrees to negotiate in good faith to reach agreement upon the fair market value of 100% of the Company's common stock equity determined as though there were a willing seller and a willing buyer for all of such equity, neither being under any compulsion, and as though the Series B Common Stock has been exchanged for Series A Common Stock and any outstanding Permitted Employee Stock Options have been exercised and any convertible or exchangeable preferred stock issued in a Permitted Stock Issue has been converted or exchanged in accordance with the terms thereof, there were no other warrants, options or convertible securities outstanding (the "Fair Market Value"). In the event that the parties are unable to agree upon the Fair Market Value by the end of the Negotiation Period, the Fair Market Value of the Company's common stock equity shall be determined for purposes of this
         Section 9.5(b) by an appraiser (the "Independent Appraiser") selected in accordance with the procedures set forth in this Section 9.5(b). Within 30 days after the end of the Negotiation Period, the Company shall select an appraiser (the "Company Appraiser") and notify the Majority Holders of Warrants and Warrant Stock in writing (such notice being the "Company Appraiser Notice") of the Company's selection. If the

         Majority Holders of Warrants and Warrant Stock do not notify the Company in writing of its or their objection (such objection being the "CECP Objection") to such selection within 15 days after receipt of the Company Appraiser Notice, then the Company's Appraiser shall be deemed to be the Independent Appraiser and the fair market value determined by the Company Appraiser shall be the Fair Market Value. If the Majority Holders of Warrants and Warrant Stock timely object to the Company Appraiser, then, within 15 days after the delivery of the CECP Objection, the Majority Holders of Warrants and Warrant Stock shall select an Appraiser (the "CECP Appraiser") and notify the Company in writing (such notice being the "CECP Appraiser Notice") of the selection of the CECP Appraiser provided, however, that if CECP fails to timely select the CECP Appraiser, then the Company Appraiser shall be deemed to be the Independent Appraiser and the appraised value determined by the Company Appraiser shall be the Fair Market Value. If the Company does not notify the Majority Holders of Warrants and Warrant Stock in writing of its objection (such objection being the "Company Objection") to such selection within 15 days after receipt of the CECP Appraiser Notice, then the CECP Appraiser shall be deemed to be the Independent Appraiser and the appraised value determined by the CECP Appraiser shall be the Fair Market Value. If the Company timely objects to the CECP Appraiser, then the Company Appraiser and the CECP Appraiser shall meet to select the Independent Appraiser within 15 days after the Company's delivery of the Company Objection. If the Company Appraiser and the CECP Appraiser cannot agree upon the Independent Appraiser within 30 days after the Company's delivery of the Company Objection to the CECP Appraiser, then the selection of the Independent Appraiser shall be submitted to the Chief Judge of the United States District Court for the District of Minnesota. Fair Market Value shall then be determined by the Independent Appraiser within 30 days after its selection, and the determination of the Independent Appraiser shall be conclusive and binding upon the Company and the holders of Warrants and Warrant Stock. Fair Market Value shall in all cases be calculated by determining the Fair Market Value of the entire common stock equity interest of the Company taken as a whole, without premium for control or discounts for minority interests, restrictions on transfer or liquidity. All expenses of the Company Appraiser, the CECP Appraiser and the Independent Appraiser shall be borne by the Company.

         9.6. Additional Payments Upon Merger, Etc. If at any time within three
(3) months after any Put Closing Date or nine (9) months after any Call Closing Date with respect to the repurchase or exchange of any Warrants and/or Warrant Stock, the Company shall become party to any Capital Transaction or the Company or their respective stockholders enter into any agreement or letter of intent contemplating any Capital Transaction, the Company shall, simultaneously with the consummation of such Capital Transaction or at such later time as any payment is received by the Company or any of its stockholders in respect of such Capital Transaction, make an additional payment to each Person who held Warrants or Warrant Stock which were repurchased on such Put Closing Date or such Call Closing Date in an amount per share of Warrant Stock (or Warrant Stock issuable upon exercise of any Warrant) repurchased from such Person pursuant to Section 9.2 or 9.3 hereof equal to the excess, if any, of the value per share of the cash, securities and other property that such Person would have received (or that the Company received and in which such Person would have had a beneficial interest as a stockholder of the Company) had such Person's Warrant Stock and/or Warrants not been previously repurchased pursuant to Section 9.2 or 9.3 hereof, over the payment received by such Person with respect to each such share pursuant to Section 9.2 or 9.3 hereof. Each payment to any such Person pursuant to this Section 9.6 shall be made either in cash or in the form of consideration received by the holders of common equity of the Company (or the Company).

10.  SUBSEQUENT HOLDERS OF SECURITIES.

         Whether or not any express assignment has been made in this Agreement, the provisions of this Agreement and the Financing Agreements that are for the Purchaser's benefit as the holder of any Securities are also for the benefit of, and enforceable by: (a) any subsequent holder of at least 51% of the Preferred Stock; and/or (b) any subsequent holder of at least the CECP Floor Amount of the Warrants or the Warrant Stock (assuming for this purpose the complete exercise of the Warrant); subject, however to the express terms of any other Financing Agreement. Any transferee of Securities agrees by acceptance thereof to be bound by the terms of Section 7.24 hereof.

11.  REGISTRATION RIGHTS.

         The Purchaser shall have certain registration rights with respect to the Securities as set forth in the Registration Rights Agreement.

12.  REGISTRATION AND TRANSFER OF SECURITIES.

         12.1. Registration, Transfer and Exchange of Preferred Stock.

                  (a) The Company shall keep at its principal office a register in which shall be entered the names and addresses of the holders of the Preferred Stock and the particulars (including, without limitation the class thereof) of the respective Preferred Stock held by them and of all transfers of shares of Preferred Stock. References to the "holder" or "holder of record" of any Preferred Stock shall mean the holder thereof unless the holder shall have presented the stock certificates evidencing same to the Company for transfer and the transferee shall have been entered in said register as a subsequent holder, in which case the terms shall mean such subsequent holder. The ownership of any of the Preferred Stock shall be proven by such register and the Company may conclusively rely upon such register.

                  (b) Upon surrender at such office of any certificate representing shares of Preferred Stock for registration of exchange or (subject to compliance with the applicable provisions of this Agreement, including without limitation the conditions set forth in

         Section 13 hereof) transfer or conversion, the Company shall issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested, for shares of such class of Preferred Stock as may be requested, and registered as such holder may request. Any certificate representing shares of Preferred Stock surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing. The Company will pay shipping and insurance charges, from and to each holder's principal office, upon any transfer, exchange or conversion provided for in this Section 12.1.

                  (c) Each stock certificate evidencing Preferred Stock, whether originally or in substitution for, or upon transfer, conversion or exchange of, any Preferred Stock shall be registered on the date of execution thereof by the Company. The registered holder of record shall be deemed to be the owner of the Preferred Stock for all purposes of this Agreement. All notices given hereunder to the holder of record shall be deemed validly given if given in the manner specified in
         Section 15 hereof.

         12.2.    Registration, Transfer and Exchange of Warrants.

                  (a) The Company shall keep at its principal office a register in which shall be entered the names and addresses of the holders of Warrants issued by it and particulars of the respective Warrants held by them and of all transfers of such Warrants. References to the "holder" or "holder of record" of any Warrant shall mean the holder thereof unless the holder shall have presented such Warrant to the Company for transfer and the transferee shall have been entered in said register as a subsequent holder, in which case the terms shall mean such subsequent holder. The ownership of any of the Warrants shall be proven by such register and the Company may conclusively rely upon such register.

                  (b) The holder of any of the Warrants may at any time and from time to time prior to exercise, repurchase or redemption thereof surrender any Warrant held by it for exchange or (subject to compliance with Section 13 hereof) transfer at said office of the Company. On surrender for exchange of the Warrants, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new warrant or warrants of like tenor, in the name of such holder or, upon payment by such holder of any applicable transfer taxes, as such holder may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrants so surrendered. The Company will pay shipping and insurance charges, from and to each holder's principal office, involved in the exchange or transfer of any Warrant.

                  (c) Each Warrant issued hereunder, whether originally or in substitution for, or upon transfer or exchange of, any Warrant shall be registered on the date of execution thereof by the Company. The registered holder of record shall be deemed to be the owner of the Warrant for all purposes of this Agreement. All notices given hereunder to the holder of record shall be deemed validly given if given in the manner specified in Section 15 hereof.

         12.3.    Transfer and Exchange of Common Stock.

                  (a) The Company shall keep at its principal office a register in which shall be entered the names and addresses of the holders of the Common Stock and the particulars (including, without limitation the class thereof) of the respective Common Stock held by them and of all transfers of shares of Common Stock or conversions of shares of Common Stock from one class to another. References to the "holder" or "holder of record" of any Common Stock shall mean the holder thereof unless the holder shall have presented the stock certificates evidencing same to the Company for transfer and the transferee shall have been entered in said register as a subsequent holder, in which case the terms shall mean such subsequent holder. The ownership of any of the Common Stock shall be proven by such register and the Company may conclusively rely upon such register.

                  (b) Upon surrender at such office of any certificate representing shares of Common Stock for registration of exchange or (subject to compliance with the applicable provisions of this Agreement, including without limitation the conditions set forth in
         Section 13 hereof) transfer or conversion, the Company shall issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested, for shares of such class of Common Stock as may be requested, and registered as such holder may request. Any certificate representing shares of Common Stock surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing. The Company will pay shipping and insurance charges, from and to each holder's principal office, upon any transfer, exchange or conversion provided for in this Section 12.3.

                  (c) Each stock certificate evidencing Common Stock, whether originally or in substitution for, or upon transfer, conversion or exchange of, any Common Stock or upon the exercise of any Warrant shall be registered on the date of execution thereof by the Company. The registered holder of record shall be deemed to be the owner of the Common Stock for all purposes of this Agreement. All notices given hereunder to the holder of record shall be deemed validly given if given in the manner specified in Section 15 hereof.

         12.4. Replacement of Securities. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Security and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as the

Company may determine (or, in the case of any Security held by the Purchaser or another institutional holder, an unsecured indemnity agreement from the Purchaser or such other holder reasonably satisfactory to the Company) or, in the case of any such mutilation, upon the surrender of such Security for cancellation to the Company at its principal office, the Company, at its own expense, will execute and deliver, in lieu thereof, a new Security of like tenor, dated in the case of a Note so that there will be no loss of interest. Any Security in lieu of which any such new Security has been so executed and delivered by the Company shall not be deemed to be outstanding for any purpose of this Agreement.

13.  RESTRICTIONS ON TRANSFER.

         13.1. General Restriction. The Securities shall be transferable (a) only upon the satisfaction of the conditions set forth below in this Section 13 and (b) only to Permitted Transferees.

         13.2. Notice of Transfer. Prior to any transfer of any Securities, the holder thereof shall be required to give written notice to the Company describing in reasonable detail the manner and terms of the proposed transfer and the identity of the proposed transferee (the "Transfer Notice"), accompanied by (a) an opinion of Purchaser's counsel addressed to the Company, or other counsel reasonably acceptable to the Company, that such transfer may be effected without registration of such Securities under the Securities Act, and (b) the written agreement of the proposed transferee to be bound by all of the provisions hereof and of the Financing Agreements, applicable to holders of such Securities hereunder or thereunder.

         13.3. Restrictive Legends. Except as otherwise permitted by this
Section 13, each Security shall bear the legend specified for such Security in
Schedule 13.3 hereto.

         13.4. Termination of Restrictions. The restrictions imposed by this
Section 13 upon the transferability of Securities shall terminate as to any particular Securities sold pursuant to a Public Sale. Whenever any of such restrictions shall terminate as to any Securities, the holder thereof shall be entitled to receive from the Company, at the Company's expense, new Securities without such legends.

14.  EXPENSES; INDEMNITY.

               (a) The Company hereby agrees to pay on demand all reasonable out-of-pocket expenses incurred by the Purchaser, in connection with the transactions contemplated by this Agreement and the Related Agreements and in connection with any amendments or waivers (whether or not the same become effective) hereof or thereof and all reasonable out-of-pocket expenses incurred by the Purchaser or any holder of any Security issued hereunder in connection with the enforcement of any rights hereunder, under any other Financing Agreement or with respect to any Security, including without limitation (i) the cost and expenses of preparing and duplicating this Agreement, each other Financing

         Agreement and the Securities; (ii) the cost of delivering to the Purchaser's principal offices, insured to the Purchaser's satisfaction, the Securities sold to the Purchaser hereunder and any Securities delivered to the Purchaser in exchange therefor or upon any exercise, conversion or substitution thereof; (iii) the fees, expenses and disbursements of Fabyanske, Svoboda, Westra & Hart, P. A., the Purchaser's special counsel, in connection with the transactions contemplated by this Agreement and the Related Agreements and any amendments, modifications, approvals, consents or waivers hereunder or thereunder; (iv) the reasonable fees, expenses and disbursements of the Purchaser's accountants and other consultants, in connection with the Purchaser's due diligence investigation of the Company; (v) subject to the terms of the Registration Rights Agreement, all taxes (other than taxes determined with respect to income), including any recording fees and filing fees and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Financing Agreement or the issuance of any of the Securities; (vi) the reasonable fees and disbursements of counsel for any holder of Securities in connection with all opinions rendered by such counsel pursuant to Section 13 hereof; and (vii) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, whether or not such attorneys are the Purchaser's employees, all costs associated with any rights of board attendance, observation or inspection and travel and lodging expenses related thereto and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Purchaser in connection with: (A) the exercise, enforcement or preservation of rights under this Agreement or any of the Financing Agreements against the Company or the administration thereof whether before or after the occurrence of an Unmatured Event of Non-Compliance or Event of Non-Compliance; and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Purchaser's relationship with the Company.

                  (b) The Company hereby further agrees to indemnify, exonerate and hold the Purchaser and its stockholders, officers, directors, employees and agents free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements), incurred in any capacity by any of the indemnitees as a result of or relating to (A) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Securities, or (B) the execution, delivery, performance or enforcement of this Agreement (including, without limitation, any failure by the Company to comply with any of its covenants hereunder), the Related Agreements or any instrument contemplated hereby or thereby, except, in each such case, for any such liabilities arising from any indemnitee's breach of this Agreement, gross negligence or willful misconduct.

                  (c) The Company hereby indemnifies the Purchaser against and agrees that it will hold the Purchaser harmless from any claim, demand or liability for any broker's, finder's or placement fees or lender's incentive fees alleged to have been incurred by it in connection with the transactions contemplated by this Agreement or the Related Agreements.

                  (d) Except to the extent otherwise expressly provided herein, the Company shall pay on demand interest at a rate per annum equal to the lesser of the maximum rate of interest permitted by law or 18% (in each case, compounded monthly) on all overdue amounts payable under this Agreement until such amounts shall be paid in full.

                  (e) The obligations of the Company under this Section 14 shall survive payment or transfer of the Securities and the termination of this Agreement.

15.  NOTICES.

         Any notice or other communication in connection with this Agreement, any other Financing Agreement or the Securities shall be deemed to be delivered if in writing (or in the form of a telex or telecopy) addressed as provided below (a) when actually delivered, telexed or telecopied to said address or (b) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

                           If to the Company, then to its address set forth on
                  the signature page hereof, addressed to the attention of the notice party described on such signature page or at such other address or to such other Person as the Company shall have specified by notice actually received by the Purchaser.

                           If to the Purchaser, then to its address set forth on
                  signature page hereof, addressed to the attention of the notice party described on such signature page or at such other address or to such other Person as the Purchaser shall have specified by notice actually received by the Company.

                           If to any other holder of record of any Security, to
                  it at its address set forth in the applicable register referred to in Section 12 hereof.

16.  SURVIVAL AND TERMINATION OF COVENANTS.

         All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to the Purchaser pursuant hereto shall be deemed to have been relied on by the Purchaser, notwithstanding any investigation made by the Purchaser or on the Purchaser's behalf, and shall survive the execution and delivery to the Purchaser hereof and of the Securities and shall thereafter terminate as provided for in this Agreement.

17. AMENDMENTS AND WAIVERS.

         Any term of this Agreement or any other Financing Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Majority Holders of the Preferred Stock and the Majority Holders of the Warrants and Warrant Stock, respectively, with respect to any provision of this Agreement or other Financing Agreement which by its terms operates for the benefit of such respective holders. Notwithstanding the foregoing, (a) without the prior written consent of each holder of the Preferred Stock, no such amendment or waiver shall extend the scheduled date of any required repurchase of such respective Securities held by such holder or reduce the repurchase price or dividend rate payable thereon, (b) without the prior written consent of each holder of the Warrants or the Warrant Stock, no such amendment or waiver shall extend the scheduled date of any required repurchase of such respective Securities held by such holder or reduce the repurchase price payable thereon, (c) without the written consent of each holder of the Warrants and Warrant Stock reduce the percentage of Securities which is required to consent to any such amendment or waiver or (d) without the written consent of the percentage of the holders of each Security required to exercise the remedies provided in Section 8.2 hereof, increase such required percentage. Any amendment or waiver effected in accordance with this Section 17 shall be binding upon each holder of any Security sold pursuant to this Agreement and the Company.

18. CONSENT TO JURISDICTION.

         THE COMPANY HEREBY AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS IN AND OF THE STATE OF MINNESOTA, AND CONSENTS THAT SERVICE OF PROCESS WITH RESPECT TO ALL COURTS IN AND OF THE STATE OF MINNESOTA MAY BE MADE BY REGISTERED MAIL TO IT AT ITS ADDRESS FOR NOTICES.

19. RIGHT TO PUBLICIZE.

         The Company hereby acknowledges that the Purchaser will have the right to publicize its investment in the Company as contemplated hereby by means of a tombstone advertisement or other customary advertisement in newspapers and other periodicals.

20. WAIVER OF JURY TRIAL.

         THE COMPANY AND THE HOLDERS OF THE SECURITIES HEREBY EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING EXISTING UNDER OR RELATING TO THIS AGREEMENT, THE SECURITIES OR ANY OF THE OTHER FINANCING AGREEMENTS.

21.  MISCELLANEOUS.

         21.1 Entire Agreement; etc. This Agreement and the other Financing Agreements set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any prior written or oral understandings with respect thereto. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS WHICH TOGETHER SHALL CONSTITUTE ONE INSTRUMENT AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE, AND SHALL BIND AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

         21.2. Confidentiality. The Purchaser agrees that, except as may be required by applicable law or regulation, or by reason of subpoena, court order or government action, the Purchaser will hold in confidence any Confidential Information (as hereinafter defined). For purposes of this Agreement, "Confidential Information" shall mean any proprietary information of the Company provided or made available to the Purchaser pursuant to this Agreement and the other Financing Agreements, except any such information which (a) was known to the Purchaser prior to the date of its disclosure to the Purchaser by the Company, or (b) was known to the public prior to the date of its disclosure to the Purchaser, or (c) becomes known to the public subsequent to the date of its disclosure by the Company through no act of the Purchaser, or (d) becomes known to the Purchaser on a non-confidential basis from a source other than the Company. The Purchaser may furnish any information concerning the Company in the possession of the Purchaser from time to time to the Purchaser's officers, directors, employees auditors and agents and to Permitted Transferees and prospective Permitted Transferees; provided that the Purchaser shall require that any such Permitted Transferee or prospective Permitted Transferee agrees to be a bound by the provisions of this Section 21.2.


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
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

                               Meade Instruments Corp.


                               By: /s/ STEVEN MURDOCK
                                   -----------------------------------------
                               Title: President

                               Address:  16542 Millikan Avenue
                                         Irvine, CA 92714
                                         Attention:_____________________________
                                         Telecopier No.:  714-756-1450


                               Churchill ESOP Capital Partners,
                               A Minnesota Limited Partnership

                                 By: Churchill Capital Investment Partners,
                                     A Minnesota Limited Partnership
                                     Its: General Partner

                                          By: Churchill Capital, Inc.
                                              Its: General Partner

                                              By: /s/ ROBERT L. DAVIS
                                                 -------------------------------
                                              Title: Vice President

                                              Address: 2400 Metropolitan Centre
                                              333 South Seventh Street
                                              Minneapolis, MN 55402
                                              Attention:___________
                                              Telecopier No. (612) 673-6630



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